Exhibit 10.9

LEASE

RREEF Domain, LP,
Landlord,

and

Convio, Inc.,
Tenant

USE AND RESTRICTIONS ON USE
TERM
RENT
RENT ADJUSTMENTS
SECURITY DEPOSIT
ALTERATIONS
REPAIR
LIENS
ASSIGNMENT AND SUBLETTING
INDEMNIFICATION
INSURANCE
WAIVER OF SUBROGATION
SERVICES AND UTILITIES
HOLDING OVER
SUBORDINATION
RULES AND REGULATIONS
REENTRY BY LANDLORD
DEFAULT
REMEDIES
TENANTS BANKRUPTCY OR INSOLVENCY
QUIET ENJOYMENT
CASUALTY
EMINENT DOMAIN
SALE BY LANDLORD
ESTOPPEL CERTIFICATES
SURRENDER OF PREMISES
NOTICES
TAXES PAYABLE BY TENANT
RELOCATION OF TENANT
PARKING
DEFINED TERMS AND HEADINGS
TENANT'S AUTHORITY
FINANCIAL STATEMENTS AND CREDIT REPORTS
COMMISSIONS
TIME AND APPLICABLE LAW
SUCCESSORS AND ASSIGNS
ENTIRE AGREEMENT
EXAMINATION NOT OPTION
RECORDATION

LIMITATION OF LANDLORD'S LIABILITY
EXHIBIT A—FLOOR PLAN DEPICTING THE PREMISES
EXHIBIT A-1—SITE PLAN
EXHIBIT A-2—DEPICTION OF THE PROJECT AND LAND (as of the Effective Date)
EXHIBIT B—INITIAL ALTERATIONS
EXHIBIT C—COMMENCEMENT DATE MEMORANDUM
EXHIBIT D—RULES AND REGULATIONS
EXHIBIT E—RULES AND REGULATIONS
EXHIBIT F—ADDITIONAL PROVISIONS
EXHIBIT F-l—DETERMINATION OF MARKET RATE
EXHIBIT F-2—LOCATION OF MONUMENT SIGN

v

NET OFFICE LEASE
REFERENCE PAGES

BUILDING:	Building 5, which is located in the Project
PROJECT:	The Domain, which includes the Building, other buildings and related parking facilities and common areas, and is located on the land depicted on Exhibit A-2 attached hereto (the "Land") (Note: the inclusion of Exhibit A-2 shall not be construed as restricting or prohibiting Landlord's right to alter or modify the Project)
LANDLORD:	RREEF Domain, LP, a Texas limited partnership
LANDLORD'S ADDRESS:	RREEF Domain, LP c/o Endeavor Real Estate Management, Ltd. Attn: Ray Zender P. O. Box 81484 Austin, Texas 78708 Fax No. (512) 821-2432
WIRE INSTRUCTIONS AND/OR ADDRESS FOR RENT PAYMENT:	Wiring Instructions:
The Northern Trust Company, Chicago, IL
ABA #071 000 152
Account name: RREFF Domain LP by RREEF
Management Company
Account Number: 2735628

 Address for Payments:
RREEF Domain LP
75 Remittance Drive, Suite 6820
Chicago, IL 60675-6820
LEASE REFERENCE DATE ("EFFECTIVE DATE"):	November 17, 2006
TENANT:	Convio, Inc.
TENANT'S NOTICE ADDRESS:
(a) As of beginning of Term:	11400 Burnet Road, Building 5, Suite 200 Austin, Texas 78758 Attn: Jim Offerdahl CFO & VP Administration
(b) Prior to beginning of Term (if different):	Convio, Inc. 11921 N. Mopac Expressway, Suite 200 Austin, TX 78759 Attn: Jim Offerdahl CFO & VP Administration
PREMISES ADDRESS:	11400 Burnet Road, Building 5, Suite Number 200 Austin, Texas 78758
PREMISES RENTABLE AREA:	Approximately 66,731 sq. ft. (for outline of Premises see Exhibit A)

USE:	Only general office use and uses incidentally or customarily related thereto
SCHEDULED COMMENCEMENT DATE:	July 1, 2007
TERM OF LEASE:	Beginning on the Commencement Date and ending on the Expiration Date (as defined below).
EXPIRATION DATE:	The last day of the seventy fifth (75th) month after the Commencement Date (as defined below); provided, however, if the Commencement Date is deemed to have occurred on a date other than the first day of a calendar month, the expiration date of the primary term shall be extended so as to give effect to the full term specified above in addition to the remainder of the calendar month during which the Commencement Date is deemed to have occurred
BASIC RENT and MONTHLY INSTALLMENT OF BASIC RENT(Article 3):
Rent Abatement Period*	$-0-/square foot ($0.00 per month)
Months 4**-6	$10.50/square foot/yr. ($58,389.63 per month)
Months 7-18	$15.00/square food yr. ($83,413.75 per month)
Months 19-30	$15.50/square foot/ yr. ($86,194.21 per month)
Months 31-42	$16.00/square foot/ yr. ($88,974.67 per month)
Months 43-54	$16.50/square foot/ yr. ($91,755.13 per month)
Months 55-66	$17.00/square foot/ yr. ($94,535.58 per month)
Months 67-75	$17.50/square foot/ yr. ($97,316.04 per month)
*
The "Rent Abatement Period" is the period commencing on the Commencement Date (as defined in Section 2.1) and ending on the ninetieth (90th) day following the Commencement Date (the "Rent Commencement Date").

**
Month 4 is the first (1st) full calendar month following the Rent Commencement Date and includes, if applicable, the partial month in which the Rent Commencement Date falls.
BUILDING SQUARE FOOTAGE:	177,843
TENANT'S PROPORTIONATE SHARE OF THE BUILDING:	37.5%
PROJECT SQUARE FOOTAGE:	912,469
TENANT'S PROPORTIONATE SHARE OF THE PROJECT:	7.3%
SECURITY DEPOSIT:	$1,900,000.00
ASSIGNMENT/SUBLETTING FEE	See Section 9.6
REAL ESTATE BROKER DUE COMMISSION:	Commercial Texas, LLC Endeavor Real Estate Group See Section 33
TENANT'S SIC CODE:	7371

AMORTIZATION RATE:	9%

  The Reference Pages information is incorporated into and made a part of the Lease. In the event of any conflict between any Reference Pages information and the Lease, the Lease shall control. This Lease includes Exhibits A through F, all of which are made a part of this Lease.

LANDLORD:			TENANT:
RREEF DOMAIN, LP, a Texas limited partnership			CONVIO, INC.
By:	RREEF MANAGEMENT COMPANY a Delaware corporation, Authorized Agent
	By:	/s/ Joseph D. Akors	By:	/s/ Jim Offerdahl
	Name: Joseph Akors		Name: Jim Offerdahl
	Title: Vice President		Title: CFO & VP Administration
Dated: November 17, 2006			Dated: November 17, 2006

LEASE

        By this Lease Landlord leases to Tenant and Tenant leases from Landlord the Premises in the Building as set forth and described on the Reference Pages. The Premises are depicted on the floor plan attached hereto as Exhibit A, and the Building is depicted on the site plan attached hereto as Exhibit A-1. The Reference Pages, including all terms defined thereon, are incorporated as part of this Lease.

1.     USE AND RESTRICTIONS ON USE.

        1.1   The Premises are to be used solely for the purposes set forth in the Reference Pages. Tenant shall not do or permit anything to be done in or about the Premises which will in any way obstruct or interfere with the rights of other tenants or occupants of the Building or injure, annoy, or disturb them, or allow the Premises to be used for any improper, unlawful, or objectionable purpose, or commit any waste. Tenant shall not do, permit or suffer in, on, or about the Premises the sale of any alcoholic liquor without the written consent of Landlord first obtained. Tenant shall comply with all governmental laws, ordinances and regulations applicable to the use of the Premises and its occupancy and shall promptly comply with all governmental orders and directions for the correction, prevention and abatement of any violations in the Building or appurtenant land, caused or permitted by, or resulting from the specific use by, Tenant, or in or upon, or in connection with, the Premises, all at Tenant's sole expense. Tenant shall not do or permit anything to be done on or about the Premises or bring or keep anything into the Premises which will in any way increase the rate of, invalidate or prevent the procuring of any insurance protecting against loss or damage to the Building or any of its contents by fire or other casualty or against liability for damage to property or injury to persons in or about the Building or any part thereof.

        1.2   Tenant shall not, and shall not direct, suffer or permit any of its agents, contractors, employees, licensees or invitees (collectively, the "Tenant Entities") to at any time handle, use, manufacture, store or dispose of in or about the Premises or the Building any (collectively "Hazardous Materials") flammables, explosives, radioactive materials, hazardous wastes or materials, toxic wastes or materials, or other similar substances, petroleum products or derivatives or any substance subject to regulation by or under any federal, state and local laws and ordinances relating to the protection of the environment or the keeping, use or disposition of environmentally hazardous materials, substances, or wastes, presently in effect or hereafter adopted, all amendments to any of them, and all rules and regulations issued pursuant to any of such laws or ordinances (collectively "Environmental Laws"), nor shall Tenant suffer or permit any hazardous Materials to be used in any manner not fully in compliance with all Environmental Laws in the Premises or cause any Hazardous Materials to be used in any manner not fully in compliance with all Environmental Laws in the Building and appurtenant land or cause the environment to become contaminated with any Hazardous Materials. Notwithstanding the foregoing, Tenant may handle, store, use or dispose of products containing small quantities of Hazardous Materials (such as aerosol cans containing insecticides, toner for copiers, paints, paint remover and the like) to the extent customary and necessary for the use of the Premises for general office purposes; provided that Tenant shall always handle, store, use, and dispose of any such Hazardous Materials in a safe and lawful manner and never allow such Hazardous Materials to contaminate the Premises, Building and appurtenant land or the environment. Tenant shall protect, defend, indemmify and hold each and all of the Landlord Entities (as defined in Article 31) harmless from and against any and all loss, claims, liability or costs (including court costs and attorney's fees) incurred by reason of any actual or asserted failure of Tenant to fully comply with all applicable Environmental Laws, or the presence, handling, use or disposition in or from the Premises of any Hazardous Materials by Tenant or any Tenant Entity (even though permissible under all applicable Environmental Laws or the provisions of this Lease), or by reason of any actual or asserted failure of Tenant to keep, observe, or perform any provision of this Section 1.2.

        1.3   Tenant and the Tenant Entities will be entitled to the non-exclusive use of the common areas of the Building as they exist from time to time during the Term, including the parking facilities, subject to Landlord's rules and regulations regarding such use which shall be reasonably consistently applied to all tenants of the Building and subject to the terms contained in Exhibit E attached hereto.

        1.4   The rentable area of the Premises is hereby stipulated for all purposes hereof to be as set forth in the Reference Pages, whether the same should be more or less as a result of minor variations resulting from actual construction and completion of the Premises or the Building.

2.     TERM.

        2.1   The Term of this Lease shall begin on the date ("Commencement Date") which shall be the later of the Scheduled Commencement Date as shown on the Reference Pages and the first (1st) Monday following the date that Landlord shall tender possession of the Premises to Tenant, and shall terminate on the date as shown on the Reference Pages ("Termination Date"), unless sooner terminated by the provisions of this Lease. Landlord shall tender possession of the Premises with all the work, if any, to be performed by Landlord pursuant to Exhibit B to this Lease substantially completed. Tenant shall deliver a punch list of items not completed within thirty (30) days after Landlord tenders possession of the Premises and Landlord agrees to proceed with due diligence to perform its obligations regarding such items. Tenant shall, at Landlord's request, execute and deliver a memorandum agreement provided by Landlord in the form of Exhibit C attached hereto, setting forth the actual Commencement Date, Termination Date and, if necessary, a revised rent schedule. Should Tenant fail to do so within thirty (30) days after Landlord's request including a written notification outlining any reasons why such actual Commencement Date or Termination Date or the rent schedule shall be revised, the information set forth in such memorandum provided by Landlord shall be conclusively presumed to be agreed and correct.

        2.2   Tenant agrees that in the event of the inability of Landlord to deliver possession of the Premises on the Scheduled Commencement Date for any reason, Landlord shall not be liable for any damage resulting from such inability, but Tenant shall not be liable for any rent until the time when Landlord can, after notice to Tenant, deliver possession of the Premises to Tenant. No such failure to give possession on the Scheduled Commencement Date shall affect the other obligations of Tenant under this Lease, except that if Landlord is unable to deliver possession of the Premises within ninety (90) days after the Scheduled Commencement Date (other than as a result of strikes, shortages of materials or similar matters beyond the reasonable control of Landlord and Tenant is notified by Landlord in writing as to such delay), Tenant shall have the option to terminate this Lease except to the extent that said delay is as a result of: (a) Tenant's failure to agree to plans and specifications and/or construction cost estimates or bids; (b) Tenant's request for materials, finishes or installations other than Landlord's standard except those, if any, that Landlord shall have expressly agreed to furnish without extension of time agreed by Landlord; (c) Tenant's change in any plans or specifications; or, (d) performance or completion by a party employed by Tenant (each of the foregoing, a "Tenant Delay"). If any delay is the result of a Tenant Delay, the Commencement Date and the payment of rent under this Lease shall be accelerated by the number of days of such Tenant Delay.

        2.3   In the event Landlord permits Tenant, or any agent, employee or contractor of Tenant, to enter, use or occupy the Premises prior to the Commencement Date, such entry, use or occupancy shall be subject to all the provisions of this Lease other than the payment of rent, including, without limitation, Tenant's compliance with the insurance requirements of Article 11. Said early possession shall not advance the Termination Date.

3.     RENT.

        3.1   In consideration of this Lease, Tenant promises and agrees to pay Landlord the Adjusted Rental, which is the sum of the monthly Basic Rent and the monthly Estimated Component Charges and Taxes and the Estimated Monthly Utility Escrow Payment (as such terms are defined in Article 4 below) (subject to adjustment as hereinafter provided).

Adjusted Rental shall be payable without demand and without deduction or setoff, for each month of the entire Lease Term as follows:

        If the Rent Commencement Date falls on first (1st) day of a calendar month, then:

          (a)   one (1) monthly installment of Adjusted Rental (the "First Rent Payment") shall be payable by Tenant to Landlord contemporaneously with the execution of this Lease (the First Rent Payment to be applied to the calendar month in which the Rent Commencement Date falls]; and (b) on the first (1st) day of the calendar month following the expiration of the calendar month in which the Rent Commencement Date falls and continuing thereafter on or before the first (1st) day of each succeeding calendar month during the Lease Terms hereof, a monthly installment of Adjusted Rental shall be due and payable without demand.

        If the Rent Commencement Date falls on any day other than the first (1st) day of a calendar month, then:

          (a)   the First Rent Payment shall be payable by Tenant to Landlord contemporaneously with the execution of this Lease [the First Rent Payment to be applied to the first (1st) full calendar month following the expiration of the calendar month in which the Rent Commencement Date falls]; (b) on the Rent Commencement Date, a partial monthly installment (the "Second Rent Payment") of Adjusted Rental shall be due and payable without demand, such Second Rent Payment to be prorated according to the number of days, as of the Rent Commencement Date, remaining in the calendar month in which the Rent Commencement Date falls divided into the number of days in such calendar month; and (c) on the first (1st) day of the second (2nd) calendar month following the expiration of the calendar month in which the Rent Commencement Date falls and continuing thereafter on or before the first (1st) day of each succeeding calendar month during the Lease Terms hereof, a monthly installment of Adjusted Rental shall be due and payable without demand.

During the Rent Abatement Period, Component Charges shall be abated.

During the Rent Abatement Period, Tenant shall pay to Landlord the Estimated Monthly Utility Escrow on or before the first (1st) day of the applicable calendar month.

If an Event of Default occurs, Landlord may require by written notice to Tenant that all subsequent rent payments be made by an automatic payment from Tenant's bank account to Landlord's account, without cost to Landlord. Tenant must implement such automatic payment system within ten (10) business days after Landlord's notice. Unless specified in this Lease to the contrary, all amounts and sums payable by Tenant to Landlord pursuant to this Lease shall be deemed additional rent.

        3.2   Tenant recognizes that late payment of any rent or other sum due under this Lease will result in administrative expense to Landlord, the extent of which additional expense is extremely difficult and economically impractical to ascertain. Tenant therefore agrees that if rent or any other sum is not paid when due and payable pursuant to this Lease, a late charge shall be imposed in an amount equal to the greater of: (a) Fifty Dollars ($50.00), or (b) five percent (5%) of the unpaid rent or other payment. The amount of the late charge to be paid by Tenant shall be reassessed and added to Tenant's obligation for each successive month until paid. Notwithstanding the foregoing, Landlord shall provide written notice to Tenant two (2) times [and only two (2) times] during the Lease Term and, so long as Tenant pays amounts owed within five (5) business days following Tenant's receipt of such notice from

Landlord, no late charge shall be due. The provisions of this Section 3.1 in no way relieve Tenant of the obligation to pay rent or other payments on or before the date on which they are due, nor do the terms of this Section 3.1 in any way affect Landlord's remedies pursuant to Article 19 of this Lease in the event said rent or other payment is unpaid after date due.

4.     RENT ADJUSTMENTS.

        4.1   For the purpose of this Article 4, the following terms are defined as follows:

          4.1.1 Lease Year: Each fiscal year (as determined by Landlord from time to time) falling partly or wholly within the Term.

          4.1.2 Component Charges: All costs of operation, maintenance, repair, replacement and management of the Building and/or Project (including the amount of any credits which Landlord may grant to particular tenants of the Building and/or Project in lieu of providing any standard services or paying any standard costs described in this Section 4.1.2 for similar tenants), as determined in accordance with generally accepted accounting principles, including the following costs by way of illustration, but not limitation: water and sewer charges for the common areas; insurance charges of or relating to all commercially reasonable insurance policies and endorsements deemed by Landlord to be reasonably necessary or desirable and relating in any manner to the protection, preservation, or operation of the Building, the Project or any part thereof; utility costs for the common areas, including, but not limited to, the cost of heat, light, power, steam, gas; waste disposal; the cost of janitorial services provided by Landlord for the common areas and the Premises; the cost of security and alarm services (including any central station signaling system); costs of cleaning, repairing, replacing and maintaining the common areas, including parking and landscaping, window cleaning costs; labor costs; costs and expenses of managing the Building including management and/or administrative fees not to exceed the market value for comparable services in comparable Projects; air conditioning maintenance costs; elevator maintenance fees and supplies; material costs; equipment costs including the cost of maintenance, repair and service agreements and rental and leasing costs; purchase costs of equipment to the extent used in the Project; current rental and leasing costs of items to the extent used in the Project which would be capital items if purchased; tool costs for tools to the extent used in the Project; licenses, permits and inspection fees; wages and salaries for personnel not above Project Manager; employee benefits and payroll taxes; reasonable accounting and legal fees; any sales, use or service taxes incurred in connection therewith. In addition, Landlord shall be entitled to recover, as additional rent (which, along with any other capital expenditures constituting Component Charges, Landlord may either include in Component Charges or cause to be billed to Tenant along with Component Charges and Taxes but as a separate item), Tenant's Proportionate Share of: (i) an allocable portion of the cost of capital improvement items which are reasonably calculated to reduce operating expenses; (ii) the cost of fire sprinklers and suppression systems and other life safety systems (excluding the cost of installing any such systems required to comply with any governmental laws, regulations or ordinances which were applicable to the Building prior to the Lease Reference Date); and (iii) other capital expenses which are required under any governmental laws, regulations or ordinances which were not applicable to the Building at the time it was constructed; but the costs described in this sentence shall be amortized over the reasonable life of such expenditures in accordance with such reasonable life and amortization schedules as shall be determined by Landlord in accordance with generally accepted accounting principles, with interest on the unamortized amount at one percent (1%) in excess of the Wall Street Journal prime lending rate announced from time to time. Component Charges shall not include depreciation or amortization of the Building or equipment in the Building except as provided herein, loan principal payments, costs of alterations of tenants' premises, leasing commissions, legal costs associated with tenant disputes, interest expenses on long-term borrowings or advertising costs.

Increases in Controllable Component Charges (defined below) shall not exceed seven percent (7%) per annum on a cumulative compounding basis. Controllable Component Charges means all costs which are Component Costs other than those related to utilities, real estate taxes and/or insurance.

          4.1.3 Taxes: Real estate taxes and any other taxes, charges and assessments which are levied with respect to the Building, the land appurtenant to the Building and/or the Project, or with respect to any improvements, fixtures and equipment or other property of Landlord, real or personal, located in the Building and/or the Project and used (but only to the extent used) in connection with the operation of the Building, said land and/or the Project, any payments to any ground lessor in reimbursement of tax payments made by such lessor; and all reasonable and customary fees, expenses and costs reasonably incurred by Landlord in investigating, protesting, contesting or in any way seeking to reduce or avoid increase in any assessments, levies or the tax rate pertaining to any Taxes to be paid by Landlord in any Lease Year. Taxes shall not include any corporate franchise, or estate, inheritance or net income tax, or tax imposed upon any transfer by Landlord of its interest in this Lease or the Building or the Project or any taxes to be paid by Tenant pursuant to Article 27.

        4.2   Tenant shall pay as additional rent for each Lease Year Tenant's Proportionate Share of Component Charges and Taxes incurred for such Lease Year.

        4.3   The annual determination of Component Charges shall be made by Landlord prior to the beginning of each Lease Year, and shall be binding upon Landlord and Tenant, subject to the provisions of this Section 4.3. During the Term, Tenant may review, at Tenant's sole cost and expense, the books and records supporting such determination in an office of Landlord, or Landlord's agent, during normal business hours, upon giving Landlord five (5) days advance written notice within one-hundred fifty (150) days after receipt of such determination, but in no event more often than once in any one (1) year period, subject to execution of a confidentiality agreement reasonably acceptable to Landlord, and provided that if Tenant utilizes an independent accountant to perform such review it shall be one of national standing which is reasonably acceptable to Landlord, is not compensated on a contingency basis and is also subject to such confidentiality agreement. If Tenant fails to object to Landlord's determination of Component Charges within one-hundred fifty (150) days after receipt, or if any such objection fails to state with specificity the reason for the objection, Tenant shall be deemed to have approved such determination and shall have no further right to object to or contest such determination. In the event that during all or any portion of any Lease Year or Base Year, the Building is not fully rented and occupied Landlord shall make an appropriate adjustment in occupancy-related Component Charges for such year for the purpose of avoiding distortion of the amount of such Component Charges to be attributed to Tenant by reason of variation in total occupancy of the Building, by employing consistent and sound accounting and management principles to determine Component Charges that would have been paid or incurred by Landlord had the Building been at least one-hundred percent (100%) rented and occupied, and the amount so determined shall be deemed to have been Component Charges for such Lease Year. Except for any management/administrative fee, Landlord shall not collect from the Tenant/tenants of the Building for any Lease Year more than the actual costs incurred by Landlord for such Lease Year.

        4.4   Prior to the actual determination thereof for a Lease Year, Landlord may from time to time (but no more than twice during any given Lease Year) estimate Tenant's liability for Component Charges and/or Taxes under Section 4.1.3, Article 5 and Article 27 for the Lease Year or portion thereof. Landlord will give Tenant written notification of the amount of such estimate and Tenant agrees that it will pay, by increase of its Monthly Installments of Adjusted Rental due in such Lease Year, additional rent in the amount of such estimate. Any such increased rate of Monthly Installments of Adjusted Rental pursuant to this Section 4.4 shall remain in effect until further written notification to Tenant pursuant hereto.

        4.5   When the above mentioned actual determination of Tenant's liability for Component Charges and/or Taxes is made for any Lease Year and when Tenant is so notified in writing, then:

          4.5.1 If the total additional rent Tenant actually paid pursuant to Section 4.3 on account of Component Charges and/or Taxes for the Lease Year is less than Tenant's liability for Component Charges and/or Taxes, then Tenant shall pay such deficiency to Landlord as additional rent in one lump sum within thirty (30) days of receipt of Landlord's bill therefor; and

          4.5.2 lf the total additional rent Tenant actually paid pursuant to Section 4.3 on account of Component Charges and/or Taxes for the Lease Year is more than Tenant's liability for Component Charges and/or Taxes, then Landlord shall credit the difference against the then next due payments to be made by Tenant under this Article 4, or, if the Lease has terminated, refund the difference in cash within thirty (30) days after the expiration of the Term.

        4.6   If the Commencement Date is other than January I or if the Termination Date is other than December 31, Tenant's liability for Component Charges and Taxes for the Lease Year in which said Date occurs shall be prorated based upon a three hundred sixty-five (365) day year.

        4.7   Estimated Monthly Utility Escrow Payment: Landlord shall make a good faith estimate of the cost of Tenant's annual consumption of electricity, water and wastewater in the Premises for each calendar year (or portion thereof) during the term of the Lease which is separately submetered (except for water and wastewater). On or before December 15 of each year during the term of the Lease, Landlord shall deliver to Tenant a statement of such estimate, such statement to include notice of an amount equal to one-twelfth (1/12) of such estimate (the "Estimated Monthly Utility Escrow Payment"). The Estimated Monthly Utility Escrow Payment shall be paid by Tenant pursuant to Article 3 of this Lease and shall be subject to adjustment pursuant to Paragraph 4.7.1 below.

          4.7.1 After the end of each applicable calendar year, Landlord shall deliver to Tenant an annual statement comparing the Estimated Monthly Utility Escrow Payments paid by Tenant during the previous calendar year with Landlord's actual costs therefor during such period. If the actual costs therefor exceed the estimated payments therefor, Tenant shall pay Landlord as additional Rent, the excess amount due Landlord within thirty (30) days after receipt of such annual statement therefor. If the estimated payments made by Tenant therefor exceed the actual costs therefor, Tenant shall receive a credit of such excess amount against the next monthly payment of Adjusted Rent due and owing hereunder, or if the Term of the Lease shall have expired, Landlord shall pay to Tenant the excess amount in cash within thirty (30) days after the expiration of the Term.

          4.7.2 Notwithstanding Paragraph 4.7.1 above, after the close of each quarter, Landlord may, but shall be under no obligation to, send Tenant a statement, which identifies the costs for electricity and water actually consumed by Tenant during the prior three (3) months and which compares the applicable Estimated Monthly Utility Escrow Payments made by Tenant for electricity with the actual consumption by Tenant of electricity. If the actual consumption exceeds the estimated payments therefor, Tenant shall pay Landlord as additional Rent, the excess amount due Landlord within thirty (30) days after receipt of such quarterly statement. If the estimated payments for utilities made by Tenant exceed the actual consumption thereof, Tenant shall receive, at Landlord's election, either a payment for such excess amount or a credit of such excess amount against the next monthly payment of Adjusted Rent due and owing hereunder or if the Term of the Lease shall have expired, Landlord shall pay to Tenant the excess amount in cash within thirty (30) days after the expiration of the Term. All utilities shall be separately metered or sub-metered and billed to Tenant without mark-up (except for a reasonable management/administrative fee).

5.    SECURITY DEPOSIT/LETTER OF CREDIT.    Tenant shall deposit the Security Deposit with Landlord upon the execution of this Lease. Said sum shall be held by Landlord as security for the faithful performance by Tenant of all the terms, covenants and conditions of this Lease to be kept and performed by Tenant and not as an advance rental deposit or as a measure of Landlord's damage in case of Tenant's default. If Tenant defaults with respect to any provision of this Lease, Landlord may use any part of the Security Deposit for the payment of any rent or any other sum in default, or for the payment of any amount which Landlord may spend or become obligated to spend by reason of Tenant's default, or to compensate Landlord for any other loss or damage which Landlord may suffer by reason of Tenant's default. If any portion is so used, Tenant shall within five (5) business days after written demand therefor, deposit with Landlord an amount sufficient to restore the Security Deposit to its original amount and Tenant's failure to do so shall be a material breach of this Lease. Except to such extent, if any, as shall be required by law, Landlord shall not be required to keep the Security Deposit separate from its general funds, and Tenant shall not be entitled to interest on such deposit. If Tenant shall fully and faithfully perform every provision of this Lease to be performed by it, the Security Deposit or any balance thereof shall be returned to Tenant at such time after termination of this Lease when Landlord shall have determined that all of Tenant's obligations under this Lease have been fulfilled but in no event later than thirty (30) days following the termination of the Lease.

        In lieu of the cash Security Deposit, Tenant may cause to be issued and delivered to Landlord, within three (3) business days after the Effective Date of this Lease, an irrevocable stand-by letter(s) of credit in the amount of $1,900,000.00 (whether one or more, the "Letter of Credit"), which shall be held and/or applied by Landlord in accordance with this Section; however, the Letter of Credit is not an advance rental deposit or a measure of Landlord's damages for an event of default (as described in the Lease). The Letter of Credit shall name Landlord as beneficiary and be issued by a bank acceptable to Landlord and shall otherwise be in such form and contain such terms as are acceptable to Landlord, and shall expire no earlier than the thirtieth (30th) day following the Expiration Date. If the Letter of Credit is to be a series of Letters of Credit, for a one year term each, then each such Letter of Credit will contain a provision whereby Landlord may draw on the Letter of Credit if it is not replaced or renewed as required at least thirty (30) days prior to its expiration date. Upon an Event of Default by Tenant with respect to any provision of this Lease requiring the payment of money by Tenant to Landlord (a "Monetary Event of Default"), Landlord may, in addition to all other rights and remedies afforded Landlord hereunder or by law, cash the Letter of Credit (or any portion thereof) and use and hold the same as a cash security deposit, which shall include the right to use any portion thereof to satisfy Tenant's unperformed obligations hereunder, without prejudice to any of Landlord's other remedies. Upon any Event of Default by Tenant which is not a Monetary Event of Default, if Landlord elects to spend money in connection with curing such Event of Default as provided in this Lease, then Landlord may, in addition to all other rights and remedies afforded Landlord hereunder or by law, draw on the Letter of Credit, but only in an amount reasonably necessary (or anticipated by Landlord to be reasonably necessary) to cover the costs incurred by Landlord in connection with curing such Event of Default. If so used, Tenant shall pay Landlord an amount that will restore the Letter of Credit to its original amount upon request. The Letter of Credit (as the same may have been reduced in accordance with the terms hereof) will be returned to Tenant within thirty (30) days after the end of the Lease Term, provided that Tenant has fully and timely performed its obligations hereunder throughout the Lease Term. If Landlord sells its interest in the Building, the Letter of Credit shall be transferred to such purchaser, and Tenant hereby agrees to cooperate in effectuating any such transfer.

        Notwithstanding the foregoing, so long as no Event of Default then (as of the scheduled date of reduction) exists, (a) the amount of the Letter of Credit shall be reduced by fifteen percent (15%) of the original amount of the Letter of Credit on the date which is the last day of Month 28 of the Lease Term; (b) the amount of the Letter of Credit shall be reduced by fifteen percent (15%) of the original amount of the Letter of Credit on the date which is the last day of Month 40 of the Lease Term; (c) the amount of the Letter of Credit shall be reduced by fifteen percent (15%) of the original amount of the Letter of Credit on the date which is the last day of Month 52 of the Lease Term; and (d) the amount of the Letter of Credit shall be reduced by fifteen percent (15%) of the original amount of the Letter of Credit on the date which is the last day of Month 64 of the Lease Term (the "Last LoC Reduction Date").

        Further notwithstanding the foregoing, so long as no Event of Default then exists, if Tenant's stock becomes listed on a public stock exchange and Tenant has provided evidence reasonably satisfactory to Landlord that Tenant has raised a minimum of $40,000,000.00 through the sale of Tenant's stock, then the amount of the Letter of Credit shall be reduced to an amount equal to the sum of (i) the then amount of unamortized Allowance (as defined in Exhibit B attached hereto) [amortized over the period commencing on the Rent Commencement Date and ending on the expiration date of the initial Lease Term using a straight-line method and an annual interest rate equal to nine percent (9%)] plus (ii) an amount equal to four (4) monthly installments of Adjusted Rental (as measured on the Last LoC Reduction Date); provided, however, that the reduction in the amount of the Letter of Credit as provided in this paragraph shall in no event occur prior to Month 28 of the Lease Term.

6.     ALTERATIONS.

        6.1   Except for those, if any, specifically provided for in Exhibit B to this Lease, Tenant shall not make or suffer to be made any alterations, additions, or improvements, including, but not limited to, the attachment of any fixtures or equipment in, on, or to the Premises or any part thereof or the making of any improvements as required by Article 7, without the prior written consent of Landlord. When applying for such consent, Tenant shall, if requested by Landlord, furnish complete plans and specifications for such alterations, additions and improvements. Landlord's consent shall not be unreasonably withheld, delayed or conditioned with respect to alterations which (i) are not structural in nature, (ii) are not visible from the exterior of the Building, (iii) do not affect or require modification of the Building's electrical, mechanical, plumbing, HVAC or other systems, and (iv) in aggregate do not cost more than $50,000.00.

        6.2   In the event Landlord consents to the making of any such alteration, addition or improvement by Tenant, the same shall be made by using either Landlord's contractor or a contractor reasonably approved by Landlord, in either event at Tenant's sole cost and expense. If Tenant shall employ any contractor other than Landlord's contractor and such other contractor or any subcontractor of such other contractor shall employ any non-union labor or supplier, Tenant shall be responsible for and hold Landlord harmless from any and all delays, damages and extra costs suffered by Landlord as a result of any dispute with any labor unions concerning the wage, hours, terms or conditions of the employment of any such labor. In any event Landlord may charge Tenant a construction management fee not to exceed five percent (5%) of the cost of such work to cover its overhead as it relates to such proposed work, plus reasonable third-party costs actually incurred by Landlord in connection with the proposed work and the design thereof, with all such amounts being due five (5) days after Landlord's demand; provided, however, that such construction management fee and third-party costs shall not apply in the event any such alteration, addition or improvement by Tenant is strictly cosmetic (i.e. painting and/or carpet).

        6.3   All alterations, additions or improvements proposed by Tenant shall be constructed in accordance with all government laws, ordinances, rules and regulations, using Building standard materials where applicable, and Tenant shall, prior to construction, provide the additional insurance required under Article 11 in such case, and also all such assurances to Landlord as Landlord shall reasonably require to assure payment of the costs thereof, including but not limited to, notices of non-responsibility, waivers of lien, surety company performance bonds and funded construction escrows and to protect Landlord and the Building and appurtenant land against any loss from any mechanic's, materialmen's or other liens. Tenant shall pay in addition to any sums due pursuant to Article 4, any increase in real estate taxes attributable to any such alteration, addition or improvement for so long, during the Term, as such increase is ascertainable to be a direct result of Tenant's alterations, additions, or improvements; at Landlord's election said sums shall be paid in the same way as sums due under Article 4.

7.     REPAIR.

        7.1   Landlord shall have no obligation to alter, remodel, improve, repair, decorate or paint the Premises, except as specified in Exhibit B if attached to this Lease and except that Landlord shall repair and maintain the structural portions of the roof, foundation and walls of the Building. By taking possession of the Premises, Tenant accepts them as being in good order, condition and repair and in the condition in which Landlord is obligated to deliver them, except as set forth in the punch list to be delivered pursuant to Section 2.1. It is hereby understood and agreed that no representations respecting the condition of the Premises or the Building have been made by Landlord to Tenant, except as specifically set forth in this Lease.

        7.2   Except for the items to be repaired, replaced or maintained by Landlord pursuant to Section 7.1 above, Tenant shall, at all times during the Term, keep the Premises in good condition and repair excepting damage by fire, or other casualty, and in compliance with all applicable governmental laws, ordinances and regulations, promptly complying with all governmental orders and directives for the correction, prevention and abatement of any violations or nuisances in or upon, or connected with, the Premises, all at Tenant's sole expense.

        7.3   Except as otherwise provided in this Lease, Landlord shall not be liable for any failure to make any repairs or to perform any maintenance unless such failure shall persist for an unreasonable time after written notice to Landlord of the need of such repairs or maintenance is given to Landlord by Tenant.

        7.4   Except as provided in this Lease, there shall be no abatement of rent and no liability of Landlord by reason of any injury to or interference with Tenant's business arising from the making of any repairs, alterations or improvements in or to any portion of the Building or the Premises or to fixtures, appurtenances and equipment in the Building. Except to the extent, if any, prohibited by law, and except to the extent provided in this Lease, Tenant waives the right to make repairs at Landlord's expense under any law, statute or ordinance now or hereafter in effect.

8.    LIENS.    Tenant shall keep the Premises, the Building and appurtenant land and Tenant's leasehold interest in the Premises free from any liens arising out of any services, work or materials performed, furnished, or contracted for by Tenant, or obligations incurred by Tenant. In the event that Tenant fails, within ten (10) days following the imposition of any such lien, to either cause the same to be released of record or provide Landlord with insurance against the same issued by a major title insurance company or such other protection against the same as Landlord shall accept (such failure to constitute an Event of Default), Landlord shall have the right to cause the same to be released by such means as it shall deem proper, including payment of the claim giving rise to such lien. All such sums paid by Landlord and all expenses incurred by it in connection therewith shall be payable to it by Tenant within ten (10) days of Landlord's written demand.

9.     ASSIGNMENT AND SUBLETTING.

        9.1   Tenant shall not have the right to assign or pledge this Lease or to sublet the whole or any part of the Premises whether voluntarily or by operation of law, or permit the use or occupancy of the Premises by anyone other than Tenant, and shall not make, suffer or permit such assignment, subleasing or occupancy without the prior written consent of Landlord, such consent not to be unreasonably withheld, delayed or conditioned and said restrictions shall be binding upon any and all assignees of the Lease and subtenants of the Premises. In the event Tenant desires to sublet, or permit such occupancy of, the Premises, or any portion thereof, or assign this Lease, Tenant shall give written notice thereof to Landlord at least thirty (30) days but no more than three hundred sixty (360) days prior to the proposed commencement date of such subletting or assignment, which notice shall set forth the name of the proposed subtenant or assignee, the relevant terms of any sublease or assignment and copies of financial reports and other relevant financial information of the proposed subtenant or assignee. Subject to Landlord's right to recapture as set forth in Section 9.3 below, Landlord shall give Tenant written notice of Landlord's approval or disapproval within fifteen (15) days following Landlord's receipt of Tenant's written notice as required above.

        9.2   Notwithstanding any assignment or subletting, permitted or otherwise, Tenant shall at all times remain directly, primarily and fully responsible and liable for the payment of the rent specified in this Lease and for compliance with all of its other obligations under the terms, provisions and covenants of this Lease. Upon the occurrence of an Event of Default, if the Premises or any part of them are then assigned or sublet, Landlord, in addition to any other remedies provided in this Lease or provided by law, may, at its option, collect directly from such assignee or subtenant all rents due and becoming due to Tenant under such assignment or sublease and apply such rent against any sums due to Landlord from Tenant under this Lease, and no such collection shall be construed to constitute a novation or release of Tenant from the further performance of Tenant's obligations under this Lease.

        9.3   In addition to Landlord's right to approve of any subtenant or assignee, Landlord shall have the option, in its sole discretion, in the event of any proposed subletting or assignment, to terminate this Lease, or in the case of a proposed subletting of less than the entire Premises, to recapture the portion of the Premises to be sublet, as of the date the subletting or assignment is to be effective; provide, however, that Landlord's right to recapture the portion of the Premises to be sublet shall only be applicable to subleases which have a term which is longer than seventy five percent (75%) of the then (on the effective date of such sublease) remaining term of the Lease (excluding the Renewal Term, unless the renewal option has been exercised). The option shall be exercised, if at all, by Landlord giving Tenant written notice given by Landlord to Tenant within fifteen (15) days following Landlord's receipt of Tenant's written notice as required above. However, if Tenant notifies Landlord, within five (5) days after receipt of Landlord's termination notice, that Tenant is rescinding its proposed assignment or sublease, the termination notice shall be void and the Lease shall continue in full force and effect. If this Lease shall be terminated with respect to the entire Premises pursuant to this Section, the Term of this Lease shall end on the date stated in Tenant's notice as the effective date of the sublease or assignment as if that date had been originally fixed in this Lease for the expiration of the Term. If Landlord recaptures under this Section only a portion of the Premises, the rent to be paid from time to time during the unexpired Term shall abate proportionately based on the proportion by which the approximate square footage of the remaining portion of the Premises shall be less than that of the Premises as of the date immediately prior to such recapture. Tenant shall indemnify and hold Landlord harmless from and against all loss, damage, cost and expense (including reasonable attorneys' fees) suffered by Landlord as a result of any outstanding commission obligation which may be due and owing as a result of any proposed assignment or subletting, whether or not the Premises are recaptured pursuant to this Section 9.3 and rented by Landlord to the proposed tenant or any other tenant.

        9.4   In the event that Tenant sells, sublets, assigns or transfers this Lease, Tenant shall pay to Landlord as additional rent an amount equal to one hundred percent (100%) of any Increased Rent (as defined below), less the Costs Component (as defined below), when and as such Increased Rent is received by Tenant. As used in this Section, "Increased Rent" shall mean the excess of (i) all rent and other consideration which Tenant is entitled to receive by reason of any sale, sublease, assignment or other transfer of this Lease, over (ii) the rent otherwise payable by Tenant under this Lease at such time. For purposes of the foregoing, any consideration received by Tenant in form other than cash shall be valued at its fair market value as determined by Landlord in good faith. The "Costs Component" is that amount which, if paid monthly, would fully amortize on a straight-line basis, over the entire period for which Tenant is to receive Increased Rent, the reasonable costs incurred by Tenant for costs incurred including but not limited to leasing commissions, tenant improvements, legal costs, any free rent or Tenant Improvements provided and other concessions in connection with such sublease, assignment or other transfer.

        9.5   Notwithstanding any other provision hereof, it shall be considered reasonable for Landlord to withhold its consent to any assignment of this Lease or sublease of any portion of the Premises if at the time of either Tenant's notice of the proposed assignment or sublease or the proposed commencement date thereof, there shall exist any Event of Default of Tenant or matter which will become a default of Tenant with passage of time unless cured (but only if Tenant has received written notice of such matter), or if the proposed assignee or sublessee is an entity: (a) with which Landlord is already in negotiation [as used herein, "in negotiation" shall mean that Landlord has submitted a bona fide proposal to such proposed assignee or sublessee within the one hundred twenty (120) day period prior to Landlord's receipt of Tenant's notice of the proposed assignment or sublease]; (b) is already an occupant of the Building unless Landlord is unable to provide the amount of space required by such occupant; (c) is a governmental agency; (d) is incompatible with the character of occupancy of the Building in Landlord's commercially reasonable judgment; (e) with which the payment for the sublease or assignment is determined in whole or in part based upon its net income or profits; or (f) would subject the Premises to a use which would: (i) involve increased personnel or wear upon the Building; (ii) violate any exclusive right granted to another tenant of the Building; (iii) require any addition to or modification of the Premises or the Building in order to comply with building code or other governmental requirements; or, (iv) involve a violation of Section 1.2. Tenant expressly agrees that for the purposes of any statutory or other requirement of reasonableness on the part of Landlord, Landlord's refusal to consent to any assignment or sublease for any of the reasons described in this Section 9.5, shall be conclusively deemed to be reasonable.

        9.6   Upon any request to assign or sublet, Tenant will pay to Landlord the Assignment/Subletting Fee (as defined below), regardless of whether Landlord shall consent to, refuse consent, or determine that Landlord's consent is not required for, such assignment, pledge or sublease. Any purported sale, assignment, mortgage, transfer of this Lease or subletting which does not comply with the provisions of this Article 9 shall be void. The Assignment/Subletting Fee shall be equal to Landlord's reasonable out-of-pocket expenses, including, without limitation, Landlord's legal fees and administrative expenses, incurred by Landlord in connection with such assignment or sublease (such administrative expenses not to exceed Five Hundred and No/100 Dollars ($500.00) per request).

        9.7   If Tenant is a corporation, limited liability company, partnership or trust, any transfer or transfers of or change or changes within any twelve (12) month period in the number of the outstanding voting shares of the corporation or limited liability company, the general partnership interests in the partnership or the identity of the persons or entities controlling the activities of such partnership or trust resulting in the persons or entities owning or controlling a majority of such shares, partnership interests or activities of such partnership or trust at the beginning of such period no longer having such ownership or control shall be regarded as equivalent to an assignment of this Lease to the persons or entities acquiring such ownership or control and shall be subject to all the provisions of this Article 9 to the same extent and for all intents and purposes as though such an assignment.

        9.8   Notwithstanding anything contained in this Lease, Tenant may enter into any of the following transfers (a "Permitted Transfer") without Landlord's prior written consent, but with notice to Landlord prior to the effective date of any such Permitted Transfer:

            (1)   Tenant may sublease all or part of the Premises or assign its interest in this Lease to any corporation or other entity which controls, is controlled by, or is under common control with the Tenant;

            (2)   Tenant may assign its interest in this Lease to a corporation or other entity which results from a merger, consolidation or other reorganization in which Tenant is not the surviving corporation, provided that the surviving entity's net worth is equal to or greater than the net worth of Tenant at the Commencement Date or the time of such assignment;

            (3)   Tenant may assign this Lease to a corporation or other entity which purchases or otherwise acquires all or substantially all of the assets of Tenant at the Premises, provided that the surviving entity's net worth is more than the greater of the net worth of Tenant at the Commencement Date or the time of such assignment;

            (4)   Tenant may reincorporate in another jurisdiction or reconstitute and convert to a different form, such as converting from a corporation to a limited liability company; and

            (5)   Tenant may sell its shares for the initial issuance or transfer of shares in Tenant in connection with its public offering on a national stock exchange or a regularly traded over-the-counter market or the London Stock Exchange, so long as such shares either (i) are quoted on NASDAQ or (ii) may be traded publicly subsequent thereto.

10.    INDEMNIFICATION.    None of the Landlord Entities shall be liable and Tenant hereby waives all claims against them for any damage to any property or any injury to any person in or about the Premises or the Building by or from any cause whatsoever (including without limiting the foregoing, rain or water leakage of any character from the roof, windows, walls, basement, pipes, plumbing works or appliances, the Building not being in good condition or repair, gas, fire, oil, electricity or theft), except to the extent caused by or arising from the gross negligence or willful misconduct of Landlord or its agents, employees or contractors. Tenant shall protect, indemnify and hold the Landlord Entities harmless from and against any and all loss, claims, liability or costs (including court costs and attorney's fees) incurred by reason of (a) any damage to any property (including but not limited to property of any Landlord Entity) or any injury (including but not limited to death) to any person occurring in, on or about the Premises or the Building to the extent that such injury or damage shall be caused by or arise from any actual or alleged act, neglect, fault, or omission by or of Tenant or any Tenant Entity to meet any standards imposed by any duty with respect to the injury or damage; (b) the conduct or management of any work or thing whatsoever done by the Tenant in or about the Premises or from transactions of the Tenant concerning the Premises; (c) Tenant's failure to comply with any and all governmental laws, ordinances and regulations applicable to the condition or use of the Premises or its occupancy; or (d) any breach or default on the part of Tenant in the performance of any covenant or agreement on the part of the Tenant to be performed pursuant to this Lease. The provisions of this Article shall survive the termination of this Lease with respect to any claims or liability accruing prior to such termination. Landlord represents that the Building and Project will be maintained in a first class manner.

11.   INSURANCE.

        11.1 Tenant shall keep in force throughout the Term: (a) a Commercial General Liability insurance policy or policies to protect the Landlord Entities against any liability to the public or to any invitee of Tenant or a Landlord Entity incidental to the use of or resulting from any accident occurring in or upon the Premises with a limit of not less than $1,000,000 per occurrence and not less than $2,000,000 in the annual aggregate, or such larger amount as Landlord may reasonably require from time to time, covering bodily injury and property damage liability and $1,000,000 products/completed operations aggregate; (b) Business Auto Liability covering owned, non-owned and hired vehicles with a limit of not less than $1,000,000 per accident; (c) insurance protecting against liability under Worker's Compensation Laws to the extent required by statute with Employers Liability with limits of $500,000 each accident, $500,000 disease policy limit, $500,000 disease—each employee; (d) All Risk or Special Form coverage protecting Tenant against loss of or damage to Tenant's alterations, additions, improvements, carpeting, floor coverings, panelings, decorations, fixtures, inventory and other business personal property situated in or about the Premises to the full replacement value of the property so insured; and, (e) Business Interruption Insurance with limit of liability representing loss of at least approximately six (6) months of income.

        11.2 The policies described in Section 11.1 shall (a) be provided at Tenant's expense; (b) name the Landlord Entities as additional insureds (General Liability) and loss payee (Property-Special Form); (c) be issued by an insurance company with a minimum Best's rating of "A-:VIl" during the Term; and (d) provide that said insurance shall not be canceled unless thirty (30) days prior written notice (ten days for non-payment of premium) shall have been given to Landlord; a certificate of Liability insurance on ACORD Form 25 and a certificate of Property insurance on ACORD Form 27 shall be delivered to Landlord by Tenant upon the Commencement Date and at least thirty (30) days prior to each renewal of said insurance.

        11.3 Whenever Tenant shall undertake any alterations, additions or improvements in, to or about the Premises ("Work") the aforesaid insurance protection must extend to and include injuries to persons and damage to property arising in connection with such Work, without limitation including liability under any applicable structural work act, and such other insurance as Landlord shall require; and the policies of or certificates evidencing such insurance must be delivered to Landlord prior to the commencement of any such Work.

        11.4 Throughout the Term of this Lease, Landlord shall maintain (a) a policy or policies of insurance covering "all risks" perils to the extent of one hundred percent (100%) of the insurable value of the [Building], and (b) a Commercial General Liability insurance policy or policies covering the [Building] and any areas adjacent thereto with a limit of not less than One Million Dollars ($1,000,000.00) per occurrence and not less that Two Million Dollars ($2,000,000.00) in the annual aggregate.

        11.5 Subject to the waivers of subrogation required in Article 12 below, it is the intent of both parties to this Lease that all insurance, primary and umbrella, purchased by Tenant in compliance with this Lease, will be primary to any other insurance owned, secured, or in place by Landlord, which insurance shall not be called upon by Tenant's insurer to contribute in any way. Tenant shall secure endorsements to this effect from all insurers of such policies.

12.    WAIVER OF SUBROGATION.    So long as their respective insurers so permit, Tenant and Landlord hereby mutually waive their respective rights of recovery against each other for any loss insured by fire, extended coverage, All Risks or other insurance now or hereafter existing for the benefit of the respective party but only to the extent of the net insurance proceeds payable under such policies. Each party shall obtain any special endorsements required by their insurer to evidence compliance with the aforementioned waiver.

13.   SERVICES AND UTILITIES.

        To the extent not already included in Estimated Monthly Utility Escrow Payments, Tenant shall pay for all water, gas, heat, light, power, telephone, sewer and other utilities and services used on or from the Premises, together with any taxes, penalties, and surcharges or the like pertaining thereto and any maintenance charges for utilities. Tenant shall furnish all electric light bulbs, tubes and ballasts, battery packs for emergency lighting and fire extinguishers. If any such services are not separately metered or submetered to Tenant and to the extent not already included in Estimated Monthly Utility Escrow Payments, Tenant shall pay its proportionate share of all charges such as jointly metered with other premises as determined by Landlord, in its reasonable discretion. Any such charges paid by Landlord and assessed against Tenant shall be immediately payable to Landlord on demand and shall be additional rent hereunder to the extent not already included in Estimated Monthly Utility Escrow Payments. Tenant will not, without the written consent of Landlord, contract with a utility provider to service the Premises with any utility, including, but not limited to, telecommunications, electricity, water, sewer or gas, which is not previously providing such service to other tenants in the Building. Notwithstanding the foregoing, Tenant shall be responsible for contracting directly with the provider of steam, chilled water, and compressed air to the Premises. Tenant, as part of Tenant's Work (as defined in Exhibit B attached hereto), shall install metering device(s) to determine (a) the amount of electricity (including HVAC electricity) consumed at the Premises, and (b) the amount of water consumed at the Premises, all such metering device(s) to be per Landlord's reasonable specifications. Except for activities within its reasonable control, Landlord shall in no event be liable for any interruption or failure of utility services on or to the Premises. Notwithstanding anything contained herein to the contrary, in the event of any interruption of services which (i) render all or any portion of the Premises unatainable and (ii) are within Landlord's reasonable control to cure, Tenant shall have, as its sole and exclusive remedy, the right to (1) an abatement of rent for the affected portion of the Premises if such services are interrupted for more than three (3) consecutive business days after Landlord's receipt of written notice from Tenant of such interruption of material services and (2) terminate the Lease if such services are interrupted to 50% or more of the Premises for more than thirty (30) days after Landlord's receipt of written notice from Tenant of such interruption of material services, so long as such notice of termination is received by Landlord prior to restoration of such service.

        Further and notwithstanding anything to the contrary contained herein, Landlord shall have the right to have two (2) planned, seventy-two (72) hour continuous shutdowns of one or more of said services during each calendar year of the Lease Term at times to be mutually agreed upon in good faith by both parties at least forty-five (45) days prior to each shutdown date. If, however, the parties do not agree on a planned shutdown within thirty (30) days after notice to Tenant of Landlord's planned shutdown date, the shutdown may be scheduled, by Landlord in its sole discretion during the Memorial Day and Labor Day weekends by notice from Landlord to Tenant not later than thirty (30) days prior to the scheduled shutdown. If additional shutdowns should, in Landlord's sole judgment, be required for maintenance, alterations, replacements or improvements, Landlord and Tenant shall negotiate in good faith to mutually agree upon the times and duration of any additional shutdown.

14.    HOLDING OVER.    Tenant shall pay Landlord for each day Tenant retains possession of the Premises or part of them after termination of this Lease by lapse of time or otherwise at the rate ("Holdover Rate") which shall be One Hundred Fifty Percent (150%) of the amount of the Adjusted Rental for the last period prior to the date of such termination, prorated on a daily basis, and also pay all damages sustained by Landlord by reason of such retention; provided, however, that Landlord shall not be entitled to receive from Tenant any consequential or special costs or damages incurred by Landlord as a result of Tenant's holding over, unless Landlord has given "Tenant ten (10) days prior written notice that such holding over may cause Landlord to incur consequential or special costs or damages and Tenant has failed to surrender possession of the Premises as required by this Lease within such 10-day period. If Landlord gives notice to Tenant of Landlord's election to such effect, such holding over shall constitute renewal of this Lease for a period from month to month at the Holdover Rate, but if the Landlord does not so elect, no such renewal shall result notwithstanding acceptance by Landlord of any sums due hereunder after such termination; and instead, a tenancy at sufferance at the Holdover Rate shall be deemed to have been created. In any event, no provision of this Article 14 shall be deemed to waive Landlord's right of reentry or any other right under this Lease or at law.

15.    SUBORDINATION.    Without the necessity of any additional document being executed by Tenant for the purpose of effecting a subordination, this Lease shall be subject and subordinate at all times to ground or underlying leases and to the lien of any mortgages or deeds of trust now or hereafter placed on, against or affecting the Building, Landlord's interest or estate in the Building, or any ground or underlying lease; provided, however, that if the lessor, mortgagee, trustee, or holder of any such mortgage or deed of trust elects to have Tenant's interest in this Lease be superior to any such instrument, then, by notice to Tenant, this Lease shall be deemed superior, whether this Lease was executed before or after said instrument. Notwithstanding the foregoing, Tenant covenants and agrees to execute and deliver within ten (10) business days of Landlord's request such further instruments evidencing such subordination or superiority of this Lease as may be required by Landlord.

        Landlord represents and warrants to Tenant that no mortgage, deed of trust, ground lease, master lease or underlying lease encumbers the Building as of the date hereof. Tenant and Landlord agree that in the event Landlord shall grant any deeds of trust, mortgages or other instruments of security to any party after the date hereof, Tenant and the holder of such deed of trust, mortgage or other instrument of security shall promptly [but in any event within fifteen (15) days after Landlord's request] execute a Subordination, Attornment, Notice and Non-Disturbance Agreement (an "SNDA") in a form reasonably satisfactory to the holder of such deed of trust, mortgage or other instrument of security and Tenant.

16.    RULES AND REGULATIONS.    Tenant shall faithfully observe and comply with all the rules and regulations as set forth in Exhibit D to this Lease and all reasonable and non-discriminatory modifications of and additions to them from time to time put into effect by Landlord so long as modifications or additions to the Rules & Regulations are reasonably consistently applied to all Project tenants. Landlord shall not be responsible to Tenant for the non-performance by any other tenant or occupant of the Building of any such rules and regulations.

17.   REENTRY BY LANDLORD.

        17.1 Landlord reserves and shall at all times have the right to re-enter the Premises to inspect the same, to supply janitor service and any other service to be provided by Landlord to Tenant under this Lease, to show said Premises to prospective purchasers, mortgagees or tenants (and with respect to prospective tenants, after Tenant's renewal notification date with reasonable prior verbal notice or, prior to such date, following 24 hour advance notice to Tenant), and to alter, improve or repair the Premises and any portion of the Building, without abatement of rent, and may for that purpose erect, use and maintain scaffolding, pipes, conduits and other necessary structures and open any wall, ceiling or floor in and through the Building and Premises where reasonably required by the character of the work to be performed, provided entrance to the Premises shall not be blocked thereby, and further provided that the business of Tenant shall not be interfered with unreasonably. Landlord shall have the right at any time [following not less than ten (10) days written notice to Tenant if such change would affect Tenant's access to the Premises] to change the arrangement and/or locations of entrances, or passageways, doors and doorways, and corridors, windows, elevators, stairs, toilets or other public parts of the Building and, with at least ninety (90) days prior written notice to Tenant, to change the name, number or designation by which the Building is commonly known. In the event that Landlord damages any portion of any wall or wall covering, ceiling, or floor or floor covering within the Premises, Landlord shall repair or replace the damaged portion to match the original as nearly as commercially reasonable but shall not be required to repair or replace more than the portion actually damaged. Except as otherwise provided herein, Tenant hereby waives any claim for damages for any injury or inconvenience to or interference with Tenant's business, any loss of occupancy or quiet enjoyment of the Premises, and any other loss occasioned by any action of Landlord authorized by this Article 17. Notwithstanding anything contained herein to the contrary, in the event that the Landlord's work in the Premises or to the Building unreasonably interferes with Tenant's ability to conduct its business in the Premises (or any portion thereof), and such interference continues for five (5) or more days after written notice is received by Landlord specifying the cause of such interference, Tenant shall have the right to equitably abate rent as of the sixth (6th) day, without notice to Landlord, but only during periods in which Tenant is not conducting its business in the Premises (or any portion thereof).

        17.2 For each of the aforesaid purposes, Landlord shall at all times have and retain a key with which to unlock all of the doors in the Premises, excluding Tenant's vaults and safes or special security areas (designated in advance), and Landlord shall have the right to use any and all means which Landlord may deem proper to open said doors in an emergency to obtain entry to any portion of the Premises. As to any portion to which access cannot be had by means of a key or keys in Landlord's possession, following reasonable prior verbal notice to Tenant, Landlord is authorized to gain access by such means as Landlord shall elect and the cost of repairing any damage occurring in doing so shall be borne by Tenant and paid to Landlord within thirty (30) days of Landlord's demand.

18.   DEFAULT.

        18.1 Except as otherwise provided in Article 20, the following events shall be deemed to be "Events of Default" (as herein called) under this Lease:

          18.1.1 Tenant shall fail to pay when due any sum of money becoming due to be paid to Landlord under this Lease, whether such sum be any installment of the rent reserved by this Lease, any other amount treated as additional rent under this Lease, or any other payment or reimbursement to Landlord required by this Lease, whether or not treated as additional rent under this Lease, and such failure shall continue for a period of five (5) days after written notice that such payment was not made when due, but if any such notice shall be given twice, for the twelve (12) month period commencing with the date of such notice, the failure to pay within five (5) days after due any additional sum of money becoming due to be paid to Landlord under this Lease during such period shall be an Event of Default, without notice.

          18.1.2 Tenant shall fail to comply with any term, provision or covenant of this Lease which is not provided for in another Section of this Article and shall not cure such failure within thirty (30) days (forthwith, if the failure involves a hazardous condition) after written notice of such failure to Tenant provided, however, that such failure shall not be an Event of Default if such failure could not reasonably be cured during such thirty (30) day period, Tenant has commenced the cure within such thirty (30) day period and thereafter is diligently pursuing such cure to completion, but the total aggregate cure period shall not exceed ninety (90) days.

          18.1.3 Tenant shall fail to vacate the Premises immediately upon termination of this Lease, by lapse of time or otherwise, or upon termination of Tenant's right to possession only.

          18.1.4 Tenant shall become insolvent, admit in writing its inability to pay its debts generally as they become due, file a petition in bankruptcy or a petition to take advantage of any insolvency statute, make an assignment for the benefit of creditors, make a transfer in fraud of creditors, apply for or consent to the appointment of a receiver of itself or of the whole or any substantial part of its property, or file a petition or answer seeking reorganization or arrangement under the federal bankruptcy laws, as now in effect or hereafter amended, or any other applicable law or statute of the United States or any state thereof.

          18.1.5 A court of competent jurisdiction shall enter an order, judgment or decree adjudicating Tenant bankrupt, or appointing a receiver of Tenant, or of the whole or any substantial part of its property, without the consent of Tenant, or approving a petition filed against Tenant seeking reorganization or arrangement of Tenant under the bankruptcy laws of the United States, as now in effect or hereafter amended, or any state thereof, and such order, judgment or decree shall not be vacated or set aside or stayed within sixty (60) days from the date of entry thereof.

18A.    LANDLORD DEFAULT AND TENANT REMEDY.    Except as otherwise provided in this Lease, Landlord shall be in default under this Lease if Landlord fails to perform any of its obligations hereunder and said failure continues for a period of thirty (30) days after written notice thereof from Tenant to Landlord; provided, however, that if the nature of Landlord's obligations is such that more than thirty (30) days are required for its performance, then Landlord shall not be deemed to be in default if it shall commence such performance within such thirty (30) day period and thereafter diligently prosecute the same to completion. Notwithstanding the foregoing, Landlord shall commence the cure of a failure of the HVAC system or a roof leak within five (5) business days following receipt of Tenant's notice by Landlord of same; provided that Landlord shall not be required to commence the cure of a roof leak until the roof is adequately dry for such cure to commence. Upon the occurrence of any such uncured default by Landlord, Tenant may exercise any of its rights provided in law or at equity; provided however, (a) Tenant shall have no right to offset or abate rent in the event of any default by Landlord under this Lease, (b) Tenant shall have no right to terminate this Lease, and

(c) Tenant's rights and remedies hereunder shall be limited to the extent Tenant has expressly waived in this Lease any of such rights or remedies and/or this Lease otherwise expressly limits Tenant's rights or remedies, including, without limitation, the limitation on Landlord's liability contained in Article 40.

19.   REMEDIES.

        19.1 Except as otherwise provided in Article 20, upon the occurrence of any of the Events of Default described or referred to in Article 18, Landlord shall have the option to pursue any one or more of the following remedies without any notice or demand whatsoever, concurrently or consecutively and not alternatively:

          19.1.1 Landlord may, at its election, terminate this Lease or terminate Tenant's right to possession only, without terminating the Lease.

          19.1.2 Upon any termination of this Lease, whether by lapse of time or otherwise, or upon any termination of Tenant's right to possession without termination of the Lease, Tenant shall surrender possession and vacate the Premises immediately, and deliver possession thereof to Landlord, and Tenant hereby grants to Landlord full and free license to enter into and upon the Premises in such event and to repossess Landlord of the Premises as of Landlord's former estate and to expel or remove Tenant and any others who may be occupying or be within the Premises and to remove Tenant's signs and other evidence of tenancy and all other property of Tenant therefrom without being deemed in any manner guilty of trespass, eviction or forcible entry or detainer, and without incurring any liability for any damage resulting therefrom, Tenant waiving any right to claim damages for such re-entry and expulsion, and without relinquishing Landlord's right to rent or any other right given to Landlord under this Lease or by operation of law.

          19.1.3 Upon any termination of this Lease, whether by lapse of time or otherwise, Landlord shall be entitled to recover as damages, all rent, including any amounts treated as additional rent under this Lease, and other sums due and payable by Tenant on the date of termination, plus as liquidated damages and not as a penalty, an amount equal to the sum of: (a) an amount equal to the then present value of the rent reserved in this Lease for the residue of the stated Term of this Lease including any amounts treated as additional rent under this Lease and all other sums provided in this Lease to be paid by Tenant, less the expenses which would have been incurred by Landlord on behalf of Tenant that are a function of Tenant's occupancy (i.e. janitorial service, utilities, etc.)], minus the fair rental value of the Premises for such residue, less the expenses which would be incurred by Landlord on behalf of a tenant that are a function of such tenant's occupancy (i.e. janitorial service, utilities, etc.); (b) the reasonable value of the time and expense necessary to obtain a replacement tenant or tenants, and the reasonable estimated expenses described in Section 19.1.4 relating to recovery of the Premises, preparation for reletting and for reletting itself all estimated expenses pro-rated only over Tenant's remaining term; and (c) the cost of performing any other covenants which would have otherwise been performed by Tenant.

          19.1.4 Upon any termination of Tenant's right to possession only without termination of the Lease:

            19.1.4.1 Neither such termination of Tenant's right to possession nor Landlord's taking and holding possession thereof as provided in Section 19.1.2 shall terminate the Lease or release Tenant, in whole or in part, from any obligation, including Tenant's obligation to pay the rent, including any amounts treated as additional rent, under this Lease for the full Term, and if Landlord so elects Tenant shall continue to pay to Landlord the entire amount of the rent as and when it becomes due, including any amounts treated as additional rent under this Lease, for the remainder of the Term plus any other sums provided in this Lease to be paid by Tenant for the remainder of the Term.

            19.1.4.2 Landlord shall use commercially reasonable efforts to relet the Premises or portions thereof. Landlord and Tenant agree that nevertheless Landlord shall at most be required to use only the same efforts Landlord then uses to lease premises in the Building generally and that in any case that Landlord shall not be required to give any preference or priority to the showing or leasing of the Premises or portions thereof over any other space that Landlord may be leasing or have available and may place a suitable prospective tenant in any such other space regardless of when such other space becomes available and that Landlord shall have the right to relet the Premises for a greater or lesser term than that remaining under this Lease, the right to relet only a portion of the Premises, or a portion of the Premises or the entire Premises as a part of a larger area, and the right to change the character or use of the Premises. In connection with or in preparation for any reletting, Landlord may, but shall not be required to, make repairs, alterations and additions in or to the Premises and redecorate the same to the extent Landlord deems necessary or desirable, and Tenant shall pay the cost thereof, together with Landlord's reasonable expenses of reletting, including, without limitation, any commission incurred by Landlord, within five (5) days of Landlord's demand (said reasonable costs shall be pro-rated over Tenant's remaining term in the event of a longer term reletting). Landlord shall not be required to observe any instruction given by Tenant about any reletting or accept any tenant offered by Tenant unless such offered tenant has a credit-worthiness reasonably acceptable to Landlord and leases the entire Premises upon terms and conditions including a rate of rent (after giving effect to all expenditures by Landlord for tenant improvements, broker's commissions and other leasing costs) all no less favorable to Landlord than as called for in this Lease, nor shall Landlord be required to make or permit any assignment or sublease for more than the current term or which Landlord would not be required to permit under the provisions of Article 9.

            19.1.4.3 Until such time as Landlord shall elect to terminate the Lease and shall thereupon be entitled to recover the amounts specified in such case in Section 19.1.3, Tenant shall pay to Landlord upon demand the full amount of all rent, including any amounts treated as additional rent under this Lease and other sums reserved in this Lease for the remaining Term, together with the customary and reasonable costs of repairs, alterations, additions, redecorating and Landlord's expenses of reletting and the collection of the rent accruing therefrom (including reasonable attorney's fees and broker's commissions) pro-rated over the remaining term of this Lease in the event of a longer term reletting, as the same shall then be due or become due from time to time, less only such consideration as Landlord may have received from any reletting of the Premises; and Tenant agrees that Landlord may file suits from time to time to recover any sums falling due under this Article 19 as they become due. Any proceeds of reletting by Landlord in excess of the amount then owed by Tenant to Landlord from time to time shall be credited against Tenant's future obligations under this Lease but shall not otherwise be refunded to Tenant or inure to Tenant's benefit.

        19.2 Upon the occurrence of an Event of Default, Landlord may (but shall not be obligated to) cure such default at Tenant's sole expense. Without limiting the generality of the foregoing, Landlord may, at Landlord's option, enter into and upon the Premises if Landlord determines in its sole discretion that Tenant is not acting within a commercially reasonable time to maintain, repair or replace anything for which Tenant is responsible under this Lease or to otherwise effect compliance with its obligations under this Lease and correct the same, without being deemed in any manner guilty of trespass, eviction or forcible entry and detainer and without incurring any liability for any damage or interruption of Tenant's business resulting therefrom and Tenant agrees to reimburse Landlord within ten (10) days of Landlord's demand as additional rent, for any expenses which Landlord may incur in thus effecting compliance with Tenant's obligations under this Lease, plus interest from the date of expenditure by Landlord at the Wall Street Journal prime rate.

        19.3 Tenant understands and agrees that in entering into this Lease, Landlord is relying upon receipt of all the Annual and Monthly Installments of Rent to become due with respect to all the Premises originally leased hereunder over the full Initial Term of this Lease for amortization, including interest at the Amortization Rate. For purposes hereof, the "Concession Amount" shall be defined as the aggregate of all amounts forgone or expended by Landlord as free rent under the lease, under Exhibit B hereof for construction allowances (excluding therefrom any amounts expended by Landlord for Landlord's Work, as defined in Exhibit B), and for brokers' commissions payable by reason of this Lease. Accordingly, Tenant agrees that if this Lease or Tenant's right to possession of the Premises leased hereunder shall be terminated as of any date ("Default Termination Date") prior to the expiration of the full Initial Term hereof by reason of a default of Tenant, there shall be due and owing to Landlord as of the day prior to the Default Termination Date, as rent in addition to all other amounts owed by Tenant as of such Date, the amount ("Unamortized Amount") of the Concession Amount determined as set forth below; provided, however, that in the event that such amounts are recovered by Landlord pursuant to any other provision of this Article 19 (i.e. Landlord collects the full amount of the remaining Adjusted Rent due over the remainder of the Lease Term), Landlord agrees that it shall not attempt to recover such amounts pursuant to this Paragraph 19.3. For the purposes hereof, the Unamortized Amount shall be determined in the same manner as the remaining principal balance of a mortgage with interest at the Amortization Rate payable in level payments over the same length of time as from the effectuation of the Concession concerned to the end of the full Initial Term of this Lease would be determined. The foregoing provisions shall also apply to and upon any reduction of space in the Premises, as though such reduction were a termination for Tenant's default, except that (i) the Unamortized Amount shall be reduced by any amounts paid by Tenant to Landlord to effectuate such reduction and (ii) the manner of application shall be that the Unamortized Amount shall first be determined as though for a full termination as of the effective date of the elimination of the portion, but then the amount so determined shall be multiplied by the fraction of which the numerator is the rentable square footage of the eliminated portion and the denominator is the rentable square footage of the Premises originally leased hereunder; and the amount thus obtained shall be the Unamortized Amount.

        19.4 If, on account of any breach or default by Tenant in Tenant's obligations under the terms and conditions of this Lease, it shall become necessary or appropriate for Landlord to employ or consult with an attorney or collection agency concerning or to enforce or defend any of Landlord's rights or remedies arising under this Lease or to collect any sums due from Tenant, Tenant agrees to pay all costs and fees so incurred by Landlord, including, without limitation, reasonable attorneys' fees and costs. TENANT EXPRESSLY WAIVES ANY RIGHT TO: (A) TRIAL BY JURY; AND (B) SERVICE OF ANY NOTICE REQUIRED BY ANY PRESENT OR FUTURE LAW OR ORDINANCE APPLICABLE TO LANDLORDS OR TENANTS BUT NOT REQUIRED BY THE TERMS OF THIS LEASE.

        19.5 Pursuit of any of the foregoing remedies shall not preclude pursuit of any of the other remedies provided in this Lease or any other remedies provided by law (all such remedies being cumulative), nor shall pursuit of any remedy provided in this Lease constitute a forfeiture or waiver of any rent due to Landlord under this Lease or of any damages accruing to Landlord by reason of the violation of any of the terms, provisions and covenants contained in this Lease.

        19.6 No act or thing done by Landlord or its agents during the Term shall be deemed a termination of this Lease or an acceptance of the surrender of the Premises, and no agreement to terminate this Lease or accept a surrender of said Premises shall be valid, unless in writing signed by Landlord. No waiver by Landlord or Tenant of any violation or breach of any of the terms, provisions and covenants contained in this Lease shall be deemed or construed to constitute a waiver of any other violation or breach of any of the terms, provisions and covenants contained in this Lease. Landlord's acceptance of the payment of rental or other payments after the occurrence of an Event of Default shall not be construed as a waiver of such Default, unless Landlord so notifies Tenant in writing.

Forbearance by Landlord in enforcing one or more of the remedies provided in this Lease upon an Event of Default shall not be deemed or construed to constitute a waiver of such Default or of Landlord's right to enforce any such remedies with respect to such Default or any subsequent Default. Forbearance by Tenant in enforcing one or more of the remedies provided in this Lease upon a Landlord Event of Default (as defined below) shall not be deemed or construed to constitute a waiver of such Landlord Event of Default or of Tenant's right to enforce any such remedies with respect to such Landlord Event of Default or any subsequent Landlord Event of Default.

        19.7 Any and all property which may be removed from the Premises by Landlord pursuant to the authority of this Lease or of law, to which Tenant is or may be entitled, may be handled, removed and/or stored, as the case may be, by or at the direction of Landlord but at the risk, cost and expense of Tenant, and Landlord shall in no event be responsible for the value, preservation or safekeeping thereof. Tenant shall pay to Landlord, upon demand, any and all expenses incurred in such removal and all storage charges against such property so long as the same shall be in Landlord's possession or under Landlord's control. Any such property of Tenant not retaken by Tenant from storage within thirty (30) days after removal from the Premises shall, at Landlord's option, be deemed conveyed by Tenant to Landlord under this Lease as by a bill of sale without further payment or credit by Landlord to Tenant.

        19.8 Landlord and Tenant intend that the Landlord's remedies under this Article 19 expressly supersede any conflicting provisions contained in Section 93.002 of the Texas Property Code, or any successor statute.

20.   TENANT'S BANKRUPTCY OR INSOLVENCY.

        20.1 If at any time and for so long as Tenant shall be subjected to the provisions of the United States Bankruptcy Code or other law of the United States or any state thereof for the protection of debtors as in effect at such time (each a "Debtor's Law"):

          20.1.1 Tenant, Tenant as debtor-in-possession, and any trustee or receiver of Tenant's assets (each a "Tenant's Representative") shall have no greater right to assume or assign this Lease or any interest in this Lease, or to sublease any of the Premises than accorded to Tenant in Article 9, except to the extent Landlord shall be required to permit such assumption, assignment or sublease by the provisions of such Debtor's Law. Without limitation of the generality of the foregoing, any right of any Tenant's Representative to assume or assign this Lease or to sublease any of the Premises shall be subject to the conditions that:

            20.1.1.1 Such Debtor's Law shall provide to Tenant's Representative a right of assumption of this Lease which Tenant's Representative shall have timely exercised and Tenant's Representative shall have fully cured any default of Tenant under this Lease.

            20.1.1.2 Tenant's Representative or the proposed assignee, as the case shall be, shall have deposited with Landlord as security for the timely payment of rent an amount equal to the larger of: (a) three (3) months' rent and other monetary charges accruing under this Lease; and (b) any sum specified in Article 5; and shall have provided Landlord with adequate other assurance of the future performance of the obligations of the Tenant under this Lease. Without limitation, such assurances shall include, at least, in the case of assumption of this Lease, demonstration to the satisfaction of the Landlord that Tenant's Representative has and will continue to have sufficient unencumbered assets after the payment of all secured obligations and administrative expenses to assure Landlord that Tenant's Representative will have sufficient funds to fulfill the obligations of Tenant under this Lease; and, in the case of assignment, submission of current financial statements of the proposed assignee, audited by an independent certified public accountant reasonably acceptable to Landlord and showing a net worth and working capital in amounts determined by Landlord to be sufficient to assure the future performance by such assignee of all of the Tenant's obligations under this Lease.

            20.1.1.3 The assumption or any contemplated assignment of this Lease or subleasing any part of the Premises, as shall be the case, will not breach any provision in any other lease, mortgage, financing agreement or other agreement by which Landlord is bound.

            20.1.1.4 Landlord shall have, or would have had absent the Debtor's Law, no right under Article 9 to refuse consent to the proposed assignment or sublease by reason of the identity or nature of the proposed assignee or sublessee or the proposed use of the Premises concerned.

21.    QUIET ENJOYMENT.    Landlord represents and warrants that it has full right and authority to enter into this Lease and that Tenant, while paying the rental and performing its other covenants and agreements contained in this Lease, shall peaceably and quietly have, hold and enjoy the Premises for the Term without hindrance or molestation from Landlord subject to the terms and provisions of this Lease. Except for its gross negligence or willful misconduct, Landlord shall not be liable for any interference or disturbance by other tenants or third persons, nor shall Tenant be released from any of the obligations of this Lease because of such interference or disturbance.

22.   CASUALTY

        22.1 In the event the Premises or the Building are damaged by fire or other cause and in Landlord's reasonable estimation such damage can be materially restored within one hundred eighty (180) days from the date of the damage, Landlord shall forthwith repair the same and this Lease shall remain in full force and effect, except that Tenant shall be entitled to a proportionate abatement in rent from the date of such damage. Such abatement of rent shall be made pro rata in accordance with the extent to which the damage and the making of such repairs shall interfere with the use and occupancy by Tenant of the Premises from time to time. Within forty-five (45) days from the date of such damage, Landlord shall notify Tenant, in writing, of Landlord's reasonable estimation of the length of time within which material restoration can be made, and Landlord's determination shall be binding on Tenant. For purposes of this Lease, the Building or Premises shall be deemed "materially restored" if they are substantially in such condition as existed prior to the damage (excluding alterations, additions and improvements made by Tenant following Tenant's initial move-in) and as would not prevent or materially interfere with Tenant's use of the Premises for the purpose for which it was being used immediately before such damage. In no event shall Landlord be responsible for restoring or replacing Tenant's personal property, equipment and or trade fixtures following damage to same.

        22.2 If such repairs cannot, in Landlord's reasonable estimation, be made within one hundred eighty (180) days for all or a portion of the Premises, Landlord and Tenant shall each have the option of giving the other, at any time within ninety (90) days after such damage or, if later, forty-five (45) days after the receipt of Landlord's written estimate of the time required to repair the Premises, notice terminating this Lease as of the date of such damage. In the event of the giving of such notice, this Lease shall expire and all interest of the Tenant in the Premises shall terminate as of the date of such damage as if such date had been originally fixed in this Lease for the expiration of the Term. In the event that neither Landlord nor Tenant exercises its option to terminate this Lease, then Landlord shall repair or restore such damage, this Lease continuing in full force and effect, and the rent hereunder shall be proportionately abated as provided in Section 22.1.

        22.3 Landlord shall not be required to repair or replace any damage or loss by or from fire or other cause to any panelings, decorations, partitions, additions, railings, ceilings, floor coverings, office fixtures or any other property or improvements installed on the Premises by, or belonging to, Tenant. Any insurance which may be carried by Landlord or Tenant against loss or damage to the Building or Premises shall be for the sole benefit of the party carrying such insurance and under its sole control.

        22.4 In the event that Landlord should fail to complete such repairs and material restoration within thirty (30) days after the date estimated by Landlord therefor as extended by this Section 22.4, Tenant may at its option and as its sole remedy terminate this Lease by delivering written notice to Landlord, within fifteen (15) days after the expiration of said period of time, whereupon the Lease shall end on the date of such notice or such later date fixed in such notice as if the date of such notice was the date originally fixed in this Lease for the expiration of the Term; provided, however, that if construction is delayed because of changes, deletions or additions in construction requested by Tenant, strikes, lockouts, casualties, Acts of God, war, material or labor shortages, government regulation or control or other causes beyond the reasonable control of Landlord, the period for restoration, repair or rebuilding shall be extended for the amount of time Landlord is so delayed.

        22.5 Notwithstanding anything to the contrary contained in this Article: (a) Landlord shall not have any obligation whatsoever to repair, reconstruct, or restore the Premises when the damages resulting from any casualty covered by the provisions of this Article 22 occur during the last twelve (12) months of the Term or any extension thereof, but if Landlord determines not to repair such damages Landlord shall notify Tenant and if such damages shall render any material portion of the Premises untainable Tenant shall have the right to terminate this Lease by notice to Landlord within fifteen (15) days after receipt of Landlord's notice; and (b) in the event the holder of any indebtedness secured by a mortgage or deed of trust covering the Premises or Building requires that any insurance proceeds be applied to such indebtedness, then Landlord shall have the right to terminate this Lease by delivering written notice of termination to Tenant within fifteen (15) days after such requirement is made by any such holder, whereupon this Lease shall end on the date of such damage as if the date of such damage were the date originally fixed in this Lease for the expiration of the Term.

        22.6 In the event of any damage or destruction to the Building or Premises by any peril covered by the provisions of this Article 22, it shall be Tenant's responsibility to properly secure the Premises and upon notice from Landlord to remove forthwith, at its sole cost and expense, such portion of all of the property belonging to Tenant or its licensees from such portion or all of the Building or Premises as Landlord shall request.

23.    EMINENT DOMAIN.    If all or any substantial part of the Premises or the Building shall be taken or appropriated by any public or quasi-public authority under the power of eminent domain, or conveyance in lieu of such appropriation, either party to this Lease shall have the right, at its option, of giving the other, at any time within thirty (30) days after such taking, notice terminating this Lease, except that Tenant may only terminate this Lease by reason of taking or appropriation, if such taking or appropriation shall be so substantial as to materially interfere with Tenant's use and occupancy of the Premises. If neither party to this Lease shall so elect to terminate this Lease, the rental thereafter to be paid shall be adjusted on a fair and equitable basis under the circumstances. Landlord shall be entitled to any and all income, rent, award, or any interest whatsoever in or upon any such sum, which may be paid or made in connection with any such public or quasi-public use or purpose, and Tenant hereby assigns to Landlord any interest it may have in or claim to all or any part of such sums, other than any separate award which may be made with respect to Tenant's trade fixtures and moving expenses; Tenant shall make no claim for the value of any unexpired Term.

24.    SALE BY LANDLORD.    In event of a sale or conveyance by Landlord of the Building, the same shall operate to release Landlord from any future liability upon any of the covenants or conditions, expressed or implied, contained in this Lease in favor of Tenant, and in such event Tenant agrees to look solely to the responsibility of the successor in interest of Landlord in and to this Lease. Except as set forth in this Article 24, this Lease shall not be affected by any such sale and Tenant agrees to attorn to the purchaser or assignee. If any security has been given by Tenant to secure the faithful performance of any of the covenants of this Lease, Landlord shall transfer or deliver said security, as such, to Landlord's successor in interest and thereupon Landlord shall be discharged from any further liability with regard to said security.

25.    ESTOPPEL CERTIFICATES.    Within ten (10) business days following any written request which Landlord may make from time to time, Tenant shall execute and deliver to Landlord or mortgagee or prospective mortgagee a sworn statement certifying: (a) the date of commencement of this Lease; (b) the fact that this Lease is unmodified and in full force and effect (or, if there have been modifications to this Lease, that this Lease is in full force and effect, as modified, and stating the date and nature of such modifications); (c) the date to which the rent and other sums payable under this Lease have been paid; (d) the fact that there are no current defaults under this Lease by either Landlord or Tenant except as specified in Tenant's statement; and (e) such other matters as may be reasonably requested by Landlord. Landlord and Tenant intend that any statement delivered pursuant to this Article 25 may be relied upon by any mortgagee, beneficiary or purchaser, and Tenant shall be liable for all loss, cost or expense resulting from the failure of any sale or funding of any loan caused by any material misstatement contained in such estoppel certificate. If Tenant fails to execute and deliver such certificate within such ten (10) business day period, Landlord may deliver a second (2nd) notice to Tenant and Tenant irrevocably agrees that if Tenant fails to execute and deliver such certificate within a five (5) day period following such second (2nd) notice, then Tenant agrees to pay to Landlord a late fee of $500.00 per day for each date past the expiration of such five (5) day period on which Tenant executes and delivers such certificate to Landlord. If Tenant fails to execute and deliver such certificate within a ten (10) business day period following such second (2nd) notice, then such failure shall, at Landlord's option, be an Event of Default under this Lease without the requirement of additional notice and Tenant shall be liable for all loss, cost or expense resulting from such failure to execute and deliver such certificate within such ten (10) business day period.

26.   SURRENDER OF PREMISES.

        26.1 Tenant shall arrange to meet Landlord for two (2) joint inspections of the Premises, the first to occur at least thirty (30) days (but no more than sixty (60) days) before the last day of the Term, and the second to occur not later than five (5) business days after Tenant has vacated the Premises. In the event of Tenant's failure to arrange such joint inspections and/or participate in either such inspection, Landlord's inspection at or after Tenant's vacating the Premises shall be conclusively deemed correct for purposes of determining Tenant's responsibility for repairs and restoration. Landlord shall provide Tenant with at least five (5) written days notice of the opportunity to meet in these occasions.

        26.2 All alterations, additions, and improvements in, on, or to the Premises made or installed by or for Tenant, including the Tenant's Work and any carpeting (collectively, "Alterations"), shall be and remain the property of Tenant during the Term. Upon the expiration or sooner termination of the Term, all Alterations shall become a part of the realty and shalt belong to Landlord without compensation, and title shall pass to Landlord under this Lease as by a bill of sale. At the end of the Term or any renewal of the Term or other sooner termination of this Lease, Tenant will peaceably deliver up to Landlord possession of the Premises, together with all Alterations by whomsoever made, in the same conditions received or first installed, broom clean and free of all debris, excepting only ordinary wear and tear and damage by fire or other casualty. Notwithstanding the foregoing, if at the time Tenant requested Landlord's consent to an Alteration, Landlord reasonably requested in writing that said Alteration would be required to be removed by Tenant at the expiration of the Term, Tenant shall, at Tenant's sole cost, remove such Alterations, so designated by Landlord's notice, and repair any damage caused by such removal. Tenant must, at Tenant's sole cost, remove upon termination of this Lease, any and all of Tenant's furniture, furnishings, movable partitions of less than full height from floor to ceiling and other trade fixtures and personal property (collectively, "Personalty"). Personalty not so removed shall be deemed abandoned by the Tenant and title to the same shall thereupon pass to Landlord under this Lease as by a bill of sale, but Tenant shall remain responsible for the cost of removal and disposal of such Personalty, as well as any damage caused by such removal. Notwithstanding the foregoing, Tenant must, at Tenant's sole cost, remove upon termination of this

Lease, any and all cabling and/or wiring installed by or at the request of Tenant in the Premises and/or Project, whether inside walls, under any raised floor or above any ceiling. Landlord hereby acknowledges and agrees that Tenant shall not be obligated to remove the Tenant's Work and that at the expiration of the Term.

        26.3 All obligations of Tenant under this Lease not fully performed as of the expiration or earlier termination of the Term shall survive the expiration or earlier termination of the Term. Upon the expiration or earlier termination of the Term, Tenant shall pay to Landlord the amount, as estimated by Landlord, necessary to repair and restore the Premises as provided in this Lease and/or to discharge Tenant's obligation for unpaid amounts due or to become due to Landlord. All such amounts shall be used and held by Landlord for payment of such obligations of Tenant, with Tenant being liable for any additional costs upon demand by Landlord, or with any excess to be returned to Tenant after all such obligations have been determined and satisfied. Any otherwise unused Security Deposit shall be credited against the amount payable by Tenant under this Lease.

27.    NOTICES.    Any notice or document required or permitted to be delivered under this Lease shall be addressed to the intended recipient, by fully prepaid registered or certified United States Mail return receipt requested, by reputable independent contract delivery service furnishing a written record of attempted or actual delivery, or by facsimile transmission (subject to the terms below) and shall be deemed to be delivered when tendered for delivery to the addressee at its address set forth on the Reference Pages with, in the case of Landlord, copies to: Endeavor Real Estate Management, Ltd., 221 West 6th Street—Suite 1300, Austin, Texas 78701, Attention: Chad Marsh, Fax No. (512) 682-5505; RREEF Domain LP c/o RREEF, 101 California Street, 26th Floor, San Francisco, CA 94111, Attention: Doug Sturiale, Fax No. (415) 391-9015; and RREEF Management Company, 1406 Halsey Way, Suite 110, Carrollton, TX 75007, Attention: Joe Akers, Fax No. (972) 323-8401; and in the case of Tenant, a copy to: Michael A. Kennedy/Russell D. Young Commercial Texas, LLC 515 Congress Ave, Suite 1500 Austin, TX 78701; (512) 474-2411 phone; (512) 236-1357 fax            Attn:            , Fax No. (    )            -            , or at such other address as it has then last specified by written notice delivered in accordance with this Article 27, or if to Tenant at either its aforesaid address or its last known registered office or home of a general partner or individual owner, whether or not actually accepted or received by the addressee. Any such notice or document may also be personally delivered if a receipt is signed by and received from, the individual, if any, named in Tenant's Notice Address. Notwithstanding anything contained in this Paragraph 27 to the contrary, if a facsimile transmission is sent to one of the numbers listed above, such transmission shall be deemed effective on the date it is sent only if the sender receives a confirmation that such transmission was successfully received during normal business hours in the time zone of the party receiving such facsimile. If such confirmation shows that such transmission was received after such normal business hours, the effective date of such facsimile shall be the following business day.

28.    TAXES PAYABLE BY TENANT.    In addition to rent and other charges to be paid by Tenant under this Lease, Tenant shall reimburse to Landlord, upon demand, any and all taxes payable by Landlord (other than net income taxes) whether or not now customary or within the contemplation of the parties to this Lease: (a) upon, allocable to, or measured by or on the gross or net rent payable under this Lease, including without limitation any gross income tax or excise tax levied by the State, any political subdivision thereof, or the Federal Government with respect to the receipt of such rent; (b) upon or with respect to the possession, leasing, operation, management, maintenance, alteration, repair, use or occupancy of the Premises or any portion thereof, including any sales, use or service tax imposed as a result thereof; (c) upon or measured by the Tenant's gross receipts or payroll or the value of Tenant's equipment, furniture, fixtures and other personal property of Tenant or leasehold improvements, alterations or additions located in the Premises; or (d) upon this transaction or any document to which Tenant is a party creating or transferring any interest of Tenant in this Lease or the Premises. In addition to the foregoing, Tenant agrees to pay, before delinquency, any and all taxes levied or assessed against Tenant and which become payable during the term hereof upon Tenant's equipment, furniture, fixtures and other personal property of Tenant located in the Premises.

29.    RELOCATION OF TENANT.    Intentionally Deleted.

30.   PARKING.

        30.1 See Exhibit E attached hereto.

31.    DEFINED TERMS AND HEADINGS.    The Article headings shown in this Lease are for convenience of reference and shall in no way define, increase, limit or describe the scope or intent of any provision of this Lease. Any indenmification or insurance of Landlord shall apply to and inure to the benefit of all the following "Landlord Entities", being Landlord, Landlord's investment manager, and the trustees, boards of directors, officers, general partners, beneficiaries, stockholders, employees and agents of each of them. Any option granted to Landlord shall also include or be exercisable by Landlord's trustee, beneficiary, agents and employees, as the case may be. In any case where this Lease is signed by more than one person, the obligations under this Lease shall be joint and several. The terms "Tenant" and "Landlord" or any pronoun used in place thereof shall indicate and include the masculine or feminine, the singular or plural number, individuals, firms or corporations, and their and each of their respective successors, executors, administrators and permitted assigns, according to the context hereof. The term "rentable area" shall mean the rentable area of the Premises or the Building as calculated by the Landlord using ANSI/BOMA Z65.1 1996 standards on the basis of the plans and specifications of the Building including a proportionate share of any common areas. Subject to Section 1.4, Tenant hereby accepts and agrees to be bound by the figures for the rentable square footage of the Premises and Tenant's Proportionate Share shown on the Reference Pages; however, Landlord may adjust either or both figures if there is manifest error, addition or subtraction to the Building or any business park or complex of which the Building is a part, remeasurement or other circumstance reasonably justifying adjustment. The term "Building" refers to the structure in which the Premises are located and the common areas (parking lots, sidewalks, landscaping, etc.) appurtenant thereto. If the Building is part of a larger complex of structures, the term "Building" may include the entire complex, where appropriate (such as shared Component Charges or Taxes) and subject to Landlord's reasonable discretion.

32.    TENANT'S AUTHORITY.    If Tenant signs as a corporation, partnership, trust or other legal entity each of the persons executing this Lease on behalf of Tenant represents and warrants that Tenant has been and is qualified to do business in the state in which the Building is located, that the entity has full right and authority to enter into this Lease, and that all persons signing on behalf of the entity were authorized to do so by appropriate actions. Tenant agrees to deliver to Landlord, simultaneously with the delivery of this Lease, a corporate resolution, proof of due authorization by partners, opinion of counsel or other appropriate documentation reasonably acceptable to Landlord evidencing the due authorization of Tenant to enter into this Lease.

        Tenant hereby represents and warrants that neither Tenant, nor any persons or entities holding any legal or beneficial interest whatsoever in Tenant, are (i) the target of any sanctions program that is established by Executive Order of the President or published by the Office of Foreign Assets Control, U.S. Department of the Treasury ("OFAC"); (ii) designated by the President or OFAC pursuant to the Trading with the Enemy Act, 50 U.S.C. App. § 5, the International Emergency Economic Powers Act, 50 U.S.C. §§ 1701-06, the Patriot Act, Public Law 107-56, Executive Order 13224 (September 23, 2001) or any Executive Order of the President issued pursuant to such statutes; or (iii) named on the following list that is published by OFAC: "List of Specially Designated Nationals and Blocked Persons." if the foregoing representation is untrue at any time during the Term, an Event of Default will be deemed to have occurred, without the necessity of notice to Tenant."

33.    FINANCIAL STATEMENTS AND CREDIT REPORTS.    At Landlord's request, Tenant shall deliver to Landlord a copy, certified by an officer of Tenant as being a true and correct copy, of Tenant's most recent audited financial statement, or, if unaudited, certified by Tenant's chief financial officer as being true, complete and correct in all material respects. Tenant hereby authorizes Landlord to obtain one or more credit reports on Tenant at any time, and shall execute such further authorizations as Landlord may reasonably require in order to obtain a credit report, but not more frequently than annually; provided, however, that in the event of a financing, re-financing or sale of the Project or any portion thereof, Landlord may require such further authorizations whether or not any such authorizations were required during the previous twelve (12) months.

34.    COMMISSIONS.    Each of the parties represents and warrants to the other that it has not dealt with any broker or finder in connection with this Lease, except as described on the Reference Pages.

35.    TIME AND APPLICABLE LAW.    Time is of the essence of this Lease and all of its provisions. This Lease shall in all respects be governed by the laws of the state in which the Building is located.

36.    SUCCESSORS AND ASSIGNS.    Subject to the provisions of Article 9, the terms, covenants and conditions contained in this Lease shall be binding upon and inure to the benefit of the heirs, successors, executors, administrators and assigns of the parties to this Lease.

37.    ENTIRE AGREEMENT.    This Lease, together with its exhibits, contains all agreements of the parties to this Lease and supersedes any previous negotiations. There have been no representations made by the Landlord or any of its representatives or understandings made between the parties other than those set forth in this Lease and its exhibits. This Lease may not be modified except by a written instrument duly executed by the parties to this Lease.

38.    EXAMINATION NOT OPTION.    Submission of this Lease shall not be deemed to be a reservation of the Premises. Landlord shall not be bound by this Lease until it has received a copy of this Lease duly executed by Tenant and has delivered to Tenant a copy of this Lease duly executed by Landlord, and until such delivery Landlord reserves the right to exhibit and lease the Premises to other prospective tenants. Notwithstanding anything contained in this Lease to the contrary, Landlord may withhold delivery of possession of the Premises from Tenant until such time as Tenant has paid to Landlord any security deposit required by Article 5, the first month's rent as set forth in Article 3 and any sum owed pursuant to this Lease.

39.    RECORDATION.    Tenant shall not record or register this Lease or a short form memorandum hereof without the prior written consent of Landlord, and then shall pay all charges and taxes incident such recording or registration.

40.    LIMITATION OF LANDLORD'S LIABILITY.    Redress for any claim against Landlord under this Lease shall be limited to and enforceable only against and to the extent of Landlord's interest in the Building. The obligations of Landlord under this Lease are not intended to be and shall not be personally binding on, nor shall any resort be had to the private properties of, any of its or its investment manager's trustees, directors, officers, partners, beneficiaries, members, stockholders, employees, or agents, and in no case shall Landlord be liable to Tenant hereunder for any lost profits, damage to business, or any form of special, indirect or consequential damages.

41.    LANDLORD REPRESENTATIONS.    The Project currently has dual feed power in excess of 30 watts per square foot. The Premises has a maximum floor load of 100 pounds per square foot; The Project currently provides access to a SONET ring.

[REMAINDER OF THE PAGE LEFT INTENTIONALLY BLANK]

LANDLORD:			TENANT:
RREEF DOMAIN, LP, a Texas limited partnership			CONVIO, INC., a Delaware corporation
By:	RREEF MANAGEMENT COMPANY, a Delaware corporation, Authorized Agent
	By:	/s/ Joseph D. Akers	By:	/s/ Jim Offerdahl
	Name:	Joseph D. Akers	Name:
	Title:	Vice President	Title:
Dated:	November 17, 2006		Dated:	November 17, 2006

EXHIBIT A—FLOOR PLAN DEPICTING THE PREMISES

attached to and made a part of Lease bearing the
Lease Reference Date of November     , 2006 between
RREEF DOMAIN, LP, as Landlord and
CONVIO, INC., as Tenant

Exhibit A is intended only to show the general layout of the Premises as of the beginning of the Term of this Lease. It does not in any way supersede any of Landlord's rights set forth in Article 17 with respect to arrangements and/or locations of public parts of the Building and changes in such arrangements and/or locations. It is not to be scaled; any measurements or distances shown should be taken as approximate.

A-1

EXHIBIT A – FLOOR PLAN DEPICTING THE PREMISES

NORTH

Floor Plan | thedomain | Building 5 - 2nd Floor

Initials

A-2

EXHIBIT A-1—SITE PLAN

attached to and made a part of Lease bearing the
Lease Reference Date of November 17, 2006 between
RREEF DOMAIN, LP, as Landlord and
CONVIO, INC., as Tenant

Exhibit A-I is intended only to show the general location of the Premises as of the beginning of the Term of this Lease. It does not in any way supersede any of Landlord's rights set forth in Article 17 with respect to arrangements and/or locations of public parts of the Building and changes in such arrangements and/or locations. It is not to be scaled; any measurements or distances shown should be taken as approximate.

A-1-1

A-1-2

EXHIBIT A-2—DEPICTION OF THE PROJECT AND LAND (as of the Effective Date)

attached to and made a part of Lease bearing the
Lease Reference Date of November 17, 2006 between
RREEF DOMAIN, LP, as Landlord and
CONVIO, INC., as Tenant

A-2-1

A-2-2

EXHIBIT B—INITIAL ALTERATIONS

attached to and made a part of Lease bearing the
Lease Reference Date of November 17, 2006 between
RREEF DOMAIN, LP, as Landlord and
CONVIO, INC., as Tenant

CONDITION OF THE PREMISES, ALLOWANCE AND TENANT IMPROVEMENTS

CONDITION OF THE PREMISES.

        Tenant acknowledges and agrees that it has inspected the Premises and Tenant agrees to accept the Premises in its present condition, "AS IS" and "WITH ALL FAULTS." Landlord shall have no obligation to make any alterations, additions or improvements of any nature to the Premises. TENANT ACKNOWLEDGES THAT LANDLORD HAS NOT MADE NOR WILL MAKE ANY WARRANTIES TO TENANT WITH RESPECT TO THE QUALITY OF CONSTRUCTION OF ANY LEASEHOLD IMPROVEMENTS OR TENANT FINISH WTTHTN THE PREMISES OR AS TO THE CONDITION OF THE PREMISES, WHETHER EXPRESS, STATUTORY, IMPLIED OR OTHERWISE, AND THAT LANDLORD EXPRESSLY DISCLAIMS ANY IMPLIED WARRANTY THAT THE PREMISES ARE OR WILL BE SUITABLE FOR TENANT'S INTENDED COMMERCIAL PURPOSES.

ALLOWANCE

        Landlord shall provide Tenant with an allowance (the "Allowance") of $9.00 per square foot of Net Rentable Area ($600,579.00) for construction of the improvements contemplated by the Plans (as defined below). Subject to a credit for the Allowance, Tenant shall bear the entire cost [including labor, material, equipment, all architectural and engineering fees incurred in connection with the preparation of the Plans and a construction supervision fee payable to Landlord equal to one point seven five percent (1.75%) of the amount of the Allowance. The total construction costs (consisting of labor, material and equipment)] of any improvements to be installed in the Premises in accordance with the Plans is referred to herein as the "Construction Costs."

TENANT IMPROVEMENTS

  a.
  (1) Tenant shall provide to Landlord final working drawings (the "Plans") of all improvements that Tenant desires to be installed in the Premises and information regarding the contractor Tenant proposes to use in constructing such improvements. Tenant's proposed contractor shall be subject to Landlord's approval. Spaw-Maxwell is hereby approved by Landlord as Tenant's contractor. Such Plans shall include specifications in a format deemed suitable for the construction by the Tenant's contractor and Tenant's architect. Plans shall also include sufficient information, either in the specifications, or drawings, or both, to clearly indicate materials to be used in the construction of all of the improvements.

    (2) Tenant's Plans shall be subject to Landlord's approval, which approval shall not be unreasonably withheld, delayed or conditioned; provided that (a) they comply with all applicable governmental laws, codes, rules, and regulations, (b) the improvements depicted thereon conform to the specifications, rules and regulations to be promulgated by Landlord for the construction of tenant improvements, and (c) the work will not affect the Building's HVAC, electrical, mechanical, or plumbing systems in an adverse manner. Landlord shall have five (5) business days following Tenant's delivery of the Plans to approve or disapprove such Plans. Failure by Landlord to timely approve or disapprove such Plans shall be deemed as Landlord's approval of such Plans. Approval (or deemed approval) by Landlord of the Plans

B-1

    shall not be a representation or warranty of Landlord that the Plans are adequate for any use, purpose, or condition, or that the Plans comply with any applicable law or code.

    (3) Any disapproval of Plans by Landlord shall be in writing and shall specify the reasons for disapproval. Any Plans resubmitted by Tenant shall address all of Landlord's specified reasons for disapproval. Landlord shall have five (5) business days following receipt of any such resubmitted Plans to approve or disapprove such Plans. Failure by Landlord to timely approve or disapprove such resubmitted Plans shall be deemed as Landlord's approval of such Plans.

    (4) Landlord and Tenant shall repeat the foregoing procedure until approval of the Plans by Landlord. The construction of all improvements in accordance with the approved Plans is referred to herein as the "Tenant's Work."

        b.     All design, construction and installation shall conform to the requirements of applicable building, plumbing and electrical codes and the requirements of any governmental authority having jurisdiction with respect to such work.

        c.     If Tenant requests materials or installations in addition to or other than as shown on the approved Plans (a "Change"), Landlord's review and prior written approval shall be required and shall not be unreasonably delayed, withheld or conditioned. Each Change request shall be set forth in a written notice delivered to Landlord, specifying in detail the requested Change.

        d.     Tenant's approved contractor shall perform, or cause to be performed, the construction of all improvements in accordance with the approved Plans. Tenant shall pay for all of the Construction Costs, subject to payment by Landlord to Tenant of the Allowance. Landlord shall pay to Tenant the Allowance pursuant to the following procedure:

    (i) Prior to commencement of Tenant's Work, Tenant shall provide to Landlord a copy of the construction contract between Tenant and Tenant's approved contractor, such contract to include the total cost of Tenant's Work.

    (ii) As Tenant's Work progresses, Tenant shall, no more than one (l) time each month, provide Landlord with each draw request from the approved contractor. Within ten (10) days after Landlord's receipt of the foregoing draw request from Tenant, Landlord shall pay to Tenant the amount of such draw request, but only until the entire Allowance has been paid by Landlord to Tenant. In no event shall Landlord be required to pay to Tenant more than the amount of the Allowance. After the Allowance has been paid by Landlord to Tenant, Tenant shall be solely responsible for all payments to Tenant's contractor.

    (iii) Within ten (10) days following Substantial Completion (as defined below) of Tenant's Work, Tenant shall provide to Landlord lien releases from all parties providing labor and/or materials to the Premises and no mechanic's, materialman's, laborer's or other similar liens in connection with Tenant's Work shall exist of record on any portion of the Project.

        e.     The term "Substantial Completion" shall mean that a certificate of occupancy (or temporary occupancy) has been issued and the Tenant's Work has been completed substantially in accordance with the Plans, subject to completion of minor punch list items.

B-2

EXHIBIT C—COMMENCEMENT DATE MEMORANDUM

attached to and made a part of Lease bearing the
Lease Reference Date of November 17, 2006 between
RREEF DOMAIN, LP, as Landlord and
CONVIO, INC., as Tenant

COMMENCEMENT DATE MEMORANDUM

        THIS MEMORANDUM, made as of     , 20    , by and between              ("Landlord") and              ("Tenant").

Recitals:

  A.
  Landlord and Tenant are parties to that certain Lease, dated for reference                 , 20     (the "Lease") for certain premises (the "Premises") consisting of approximately          square feet at the building commonly known as

  B.
  Tenant is in possession of the Premises and the Term of the Lease has commenced.

  C.
  Landlord and Tenant desire to enter into this Memorandum confirming the Commencement Date, the Termination Date and other matters under the Lease.

NOW, THEREFORE, Landlord and Tenant agree as follows:

1.
The actual Commencement Date is                                                  .

2.
The actual Termination Date is                                                  .

3.
The schedule of the Annual Rent and the Monthly Installment of Rent set forth on the Reference Pages is deleted in its entirety, and the following is substituted therefor:

[insert rent schedule]

  4.
  Capitalized terms not defined herein shall have the same meaning as set forth in the Lease.

        IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date and year first above written.

LANDLORD:	TENANT:

RREEF DOMAIN, LP, a Texas limited partnership

By:
RREEF America REIT III Corp. W, a
Maryland corporation, its general partner

By: DO NOT SIGN	By: DO NOT SIGN
Name:	Name:
Title:	Title:
Dated:	Dated:

EXHIBIT D—RULES AND REGULATIONS

attached to and made a part of Lease bearing the
Lease Reference Date of November 17, 2006 between
RREEF DOMAIN, LP, as Landlord and
CONVIO, INC., as Tenant

        1.     No sign, placard, picture, advertisement, name or notice (collectively referred to as "Signs") shall be installed or displayed on any part of the outside of the Building without the prior written consent of the Landlord which consent shall be in Landlord's sole discretion. All approved Signs shall be printed, painted, affixed or inscribed at Tenant's expense by a person or vendor approved by Landlord and shall be removed by Tenant at Tenant's expense upon vacating the Premises. Landlord shall have the right to remove any Sign installed or displayed in violation of this rule at Tenant's expense and without notice.

        2.     If Landlord objects in writing to any curtains, blinds, shades or screens attached to or hung in or used in connection with any window or door of the Premises or Building, Tenant shall immediately discontinue such use. No awning shall be permitted on any part of the Premises. Tenant shall not place anything or allow anything to be placed against or near any glass partitions or doors or windows which may appear unsightly, in the reasonable opinion of Landlord, from outside the Premises.

        3.     Tenant shall not alter any lock or other access device or install a new or additional lock or access device or bolt on any door of its Premises without the prior written consent of Landlord. Tenant, upon the termination of its tenancy, shall deliver to Landlord the keys or other means of access to all doors.

        4.     If Tenant requires telephone, data, burglar alarm or similar service, the cost of purchasing, installing and maintaining such service shall be borne solely by Tenant. No boring or cutting for wires will be allowed without the prior written consent of Landlord. Landlord shall direct electricians as to where and how telephone, data, and electrical wires are to be introduced or installed. The location of burglar alarms, telephones, call boxes or other office equipment affixed to the Premises shall be subject to the prior written approval of Landlord.

        5.     Tenant shall not place a load upon any floor of its Premises, including mezzanine area, if any, which exceeds the load per square foot that such floor was designed to carry and that is allowed by law. Heavy objects shall stand on such platforms as determined by Landlord to be necessary to properly distribute the weight. Landlord will not be responsible for loss of or damage to any such equipment or other property from any cause, and all damage done to the Building by maintaining or moving such equipment or other property shall be repaired at the expense of Tenant.

        6.     Tenant shall not install any radio or television antenna, satellite dish, loudspeaker or other device on the roof or exterior walls of the Building without Landlord's prior written consent which consent shall be in Landlord's sole discretion.

        7.     Tenant shall not mark, drive nails, screw or drill into the partitions, woodwork, plaster or drywall (except for pictures and general office uses) or in any way deface the Premises or any part thereof. Tenant shall not affix any floor covering to the floor of the Premises or paint or seal any floors in any manner except as approved by Landlord. Tenant shall repair any damage resulting from noncompliance with this rule.

        8.     No cooking shall be done or permitted on the Premises, except that Underwriters' Laboratory approved microwave ovens, a toaster oven and equipment for brewing coffee, tea, hot chocolate and similar beverages shall be permitted, provided that such equipment and use is in accordance with all applicable federal, state and city laws, codes, ordinances, rules and regulations.

        9.     Tenant shall not use any hand trucks except those equipped with the rubber tires and side guards, and may use such other material-handling equipment as Landlord may approve. Tenant shall not bring any other vehicles of any kind into the Building. Forklifts which operate on asphalt areas shall only use tires that do not damage the asphalt.

        10.   Tenant shall not use the name of the Building or any photograph or other likeness of the Building in connection with or in promoting or advertising Tenant's business except that Tenant may include the Building name in Tenant's address or any subletting/assignment listing materials. Landlord shall have the right, exercisable with not less than ninety (90) days notice and without liability to any tenant, to change the name and address of the Building.

        11.   All trash and refuse shall be contained in suitable receptacles at locations approved by Landlord. Tenant shall not place in the trash receptacles any personal trash or material that cannot be disposed of in the ordinary and customary manner of removing such trash without violation of any law or ordinance governing such disposal.

        12.   Tenant shall comply with all safety, fire protection and evacuation procedures and regulations established by Landlord or any governing authority.

        13.   Tenant assumes all responsibility for securing and protecting its Premises and its contents including keeping doors locked and other means of entry to the Premises closed.

        14.   Tenant shall not use any method of heating or air conditioning other than that supplied by Landlord without Landlord's prior written consent.

        15.   No person shall go on the roof without Landlord's permission.

        16.   Tenant shall not permit any animals, other than seeing-eye dogs, to be brought or kept in or about the Premises or any common area of the property.

        17.   Tenant shall not permit any motor vehicles to be washed or mechanical work or maintenance of motor vehicles to be performed on any portion of the Premises or parking lot.

        18.   These Rules and Regulations are in addition to, and shall not be construed to in any way modify or amend, in whole or in part, the terms, covenants, agreements and conditions of any lease of any premises in the Building. Landlord may waive any one or more of these Rules and Regulations for the benefit of any tenant or tenants in a non-discriminatory manner.

        19.   Landlord reserves the right to make such other and reasonable rules and regulations as in its judgment may from time to time be needed for safety and security, for care and cleanliness of the Building and for the preservation of good order in and about the Building. Tenant agrees to abide by all such rules and regulations herein stated and any additional rules and regulations which are adopted. Tenant shall be responsible for the observance of all of the foregoing rules by Tenant's employees, agents, clients, customers, invitees and guests.

        20.   Any toilet rooms, toilets, urinals, wash bowls and other apparatus shall not be used for any purpose other than that for which they were constructed and no foreign substance of any kind whatsoever shall be thrown into them. The expense of any breakage, stoppage or damage resulting from the violation of this rule shall be borne by the Tenant who, or whose employees or invitees, shall have caused it.

        21.   Tenant shall not permit smoking or carrying of lighted cigarettes or cigars in areas reasonably designated by Landlord or any applicable governmental agencies as non-smoking areas.

        22.   Any directory of the Building or project of which the Building is a part ("Project Area"), if provided, will be exclusively for the display of the name and location of tenants only and Landlord reserves the right to charge for the use thereof and to exclude any other names.

        23.   Canvassing, soliciting, distribution of handbills or any other written material in the Building or Project Area is prohibited and each tenant shall cooperate to prevent the same. No tenant shall solicit business from other tenants or permit the sale of any goods or merchandise in the Building or Project Area without the written consent of Landlord.

        24.   Any equipment belonging to Tenant which causes noise or vibration that may be transmitted to the structure of the Building or to any space therein to such a degree as to be objectionable to Landlord or to any tenants in the Building shall be placed and maintained by Tenant, at Tenant's expense, on vibration eliminators or other devices sufficient to eliminate the noise or vibration.

        25.   Driveways, sidewalks, halls, passages, exits, entrances and stairways ("Access Areas") shall not be obstructed by tenants or used by tenants for any purpose other than for ingress to and egress from their respective premises. Access areas are not for the use of the general public and Landlord shall in all cases retain the right to control and prevent access thereto by all persons whose presence, in the judgment of Landlord, shall be prejudicial to the safety, character, reputation and interests of the Building or its tenants.

        26.   Landlord reserves the right to reasonably designate the use of parking areas and spaces. Tenant shall not park in visitor, reserved, or unauthorized parking areas. Tenant and Tenant's guests shall park between designated parking lines only and shall not park motor vehicles in those areas designated by Landlord for loading and unloading. Vehicles in violation of the above shall be subject to being towed at the vehicle owner's expense. Vehicles parked for in excess of seventy two (72) hours without prior written consent of the Landlord shall be deemed abandoned and shall be subject to being towed at vehicle owner's expense. Tenant will from time to time, upon the request of Landlord, supply Landlord with a list of license plate numbers of vehicles owned or operated by its employees or agents.

        27.   No trucks, tractors or similar vehicles can be parked anywhere other than in Tenant's own truck dock area. Tractor-trailers which must be unhooked or parked with dolly wheels beyond the concrete loading areas must use steel plates or wood blocks under the dolly wheels to prevent damage to the asphalt paving surfaces. No parking or storing of such trailers will be permitted in the parking areas or on streets adjacent thereto.

        28.   During periods of loading and unloading, Tenant shall not unreasonably interfere with traffic flow and loading and unloading areas of other tenants. All products, materials or goods must be stored within the Tenant's Premises and not in any exterior areas, including, but not limited to, exterior dock platforms, against the exterior of the Building, parking areas and driveway areas. Tenant agrees to keep the exterior of the Premises clean and free of nails, wood, pallets, packing materials, barrels and any other debris produced from their operation.

[REMAINDER OF PAGE LEFT INTENTIONALLY BLANK]

EXHIBIT E—PARKING

attached to and made a part of Lease bearing the
Lease Reference Date of November 17, 2006 between
RREEF DOMAIN, LP, as Landlord and
CONVIO, INC., as Tenant

        Provided Tenant is not in default hereunder beyond any applicable notice and cure period, Tenant shall be permitted to use, the Project parking areas as follows: (a) unreserved parking spaces [equal to three (3) parking spaces per each 1,000 square feet of rentable area of the Premises] in the surface parking area associated with the Building (the "Building 5 Parking Area") and (b) unreserved parking spaces [equal to one (1) parking space per each I,000 square feet of rentable area of the Premises] in the covered parking area associated with the Domain Lifestyle Center (located immediately to the west of the Building) (the "DLC Parking Area"), all such parking subject to such terms, conditions and regulations as are applicable to patrons of said parking area(s) for spaces similarly situated within said parking area(s). The inability of Tenant to utilize said parking spaces shall under no circumstances be deemed a default by Landlord as to permit Tenant to terminate this Lease, in whole or in part, or to have any claim or cause of action against Landlord as a result thereof, the same being hereby expressly waived by Tenant. In the event the parking spaces become unavailable to Tenant during any portion of the term of this Lease for any reason, then Landlord shall use its commercially reasonable best efforts to make available to Tenant sufficient parking spaces (but not to exceed the number of spaces not then available to Tenant) to meet Tenant's needs and situated within 1,500 feet from the Building, until the parking spaces are available to Tenant. The foregoing shall not be deemed to provide Tenant with an exclusive right to any parking spaces or any guaranty of the availability of any particular parking spaces. The foregoing shall not be deemed to provide Tenant with any specific number of parking spaces beyond the spaces indicated above.

        Notwithstanding the foregoing, Landlord reserves the right, by giving Tenant a minimum of ten (10) days prior written notice, to reduce Tenant's parking in the Building 5 Parking Area by up to 2.5 parking spaces per each 1,000 square feet of rentable area of the Premises and replacing such reduced parking spaces in the Building 5 Parking Area with an equal number of parking spaces in the DLC Parking Area. In addition to the foregoing notice, Landlord shall give Tenant at least thirty (30) days prior written notice of the date upon which Landlord estimates such parking space replacement shall occur.

E-1

EXHIBIT F—ADDITIONAL PROVISIONS

attached to and made a part of Lease bearing the
Lease Reference Date of November 17, 2006 between
RREEF DOMAIN, LP, as Landlord and
CONVIO, INC., as Tenant

        1.    RENEWAL OPTION.    Tenant shall have the right and option to renew this Lease for one (1) additional five (5) year term (the "Renewal Term") by delivering a binding written notice thereof to Landlord at least two hundred seventy (270) days but not more than three hundred sixty (360) days prior to the expiration date of the Lease Term, provided that at the time of such notice and at the end of the Lease Term, Tenant (i) is not in default hereunder beyond any applicable notice and cure period and (ii) has not assigned this lease nor sublet any portion of the Premises pursuant to a sublease that would be effective at the expiration of this Lease. Upon the delivery of said notice and subject to the conditions set forth in the preceding sentence, this Lease shall be extended upon the same terms, covenants, and conditions as provided in this Lease, except that (a) the rental payable during the Renewal Term shall be at the Market Rate (as defined below) for such space upon commencement of the Renewal Term and (b) Landlord shall have no obligation to perform leasehold improvements to the Premises or provide any allowance therefor. "Market Rate" shall mean the then prevailing market rate for a comparable term commencing on the first day of the Renewal Term for tenants of comparable size and creditworthiness for comparable space in the Project and other comparable office buildings in the Northwest Austin market. The determination of the Market Rate is further described in Exhibit F-l attached hereto and incorporated herein by this reference. Applicable market rate escalations shall apply to Basic Rent during the Renewal Term. Tenant shall have no additional extension or renewal option.

        2.    RIGHT OF FIRST REFUSAL.    Subject to Subsection B below, Landlord hereby grants to Tenant for the initial term of the Lease a continuing right of first refusal to lease any space situated on the second (2nd) floor of the Building not constituting the Premises (the "ROFR Space"), to be exercised in accordance with Subsection A below.

          A.    If at any time during the initial lease Term Landlord receives a bona fide letter of interest from any third party (or delivers a bona fide letter of interest to any third party) for the lease of any ROFR Space and said terms are acceptable to Landlord and such letter of interest has been signed by such third party or its agent, Landlord shall so notify Tenant ("Landlord's ROFR Notice") identifying the ROFR Space (and, if applicable, any other space identified in Landlord's ROFR Notice) (the "Subject ROFR Space") and the terms and conditions under which such third party has agreed to lease the Subject ROFR Space, except as otherwise set forth in Subsection C below. Tenant shall notify Landlord within three (3) business days of receipt of Landlord's ROFR Notice whether it desires to lease the Subject ROFR Space on the same terms and conditions identified in Landlord's ROFR Notice. If Tenant does not notify Landlord within said 3 business day period that it will lease the Subject ROFR Space, Tenant shall be deemed to have refused the Subject ROFR Space. After any refusal, Tenant shall have no further right of first refusal for such Subject ROFR Space and Landlord shall be free to lease such space to the bona-fide third party or its affiliate upon substantially the same material terms as in Landlord's ROFR Notice. If such ROFR space is not leased to said bona-fide third party or its affiliate, Tenant's Right of First Refusal shall be reinstated. If Tenant exercises its right of first refusal with respect to the Subject ROFR Space, Landlord and Tenant shall, within thirty (30) days after Tenant's exercise of its right of first refusal, enter into a lease agreement substantially identical to this Lease, but containing the terms and conditions specified in Landlord's ROFR Notice, except as otherwise set forth in Subsection C below.

          B.    Tenant's right of first refusal is subject to the conditions that: (i) on the date that Tenant delivers its notice exercising its right of first refusal, Tenant is not in default under this Lease beyond the expiration of any applicable notice and cure periods, and (ii) Tenant shall not have sublet over 50% of the Premises for the remainder of the Term.

          C.    If Tenant exercises its right of first refusal with respect to the Subject ROFR Space Landlord may require Tenant to increase its security deposit in the same manner and proportion as its current deposit as a requirement of the addition of the Subject ROFR Space.

        3.    MONUMENT SIGNAGE.    Tenant shall be permitted to install directional signage, at Tenant's cost, on the multi-tenant monument sign on the Project located as shown on Exhibit F-2 attached hereto, such signage to be subject to Landlord's reasonable approval with respect to the location, design and size thereof.

        4.    BUILDING SIGNAGE.    So long as (i) this Lease is still in full force and effect and (ii) the named Tenant as set forth this Lease shall actually occupy the entire Premises (the "Sign Conditions"), Tenant shall have the non-exclusive right, subject to applicable legal requirements and the terms of this Lease, at Tenant's sole cost and expense, to install and maintain a single building-mounted sign (hereinafter, "Tenant's Sign") on the exterior of the Building. The size, location, construction and design of Tenant's Sign shall be subject to Landlord's reasonable approval and Tenant's Sign shall be subject to compliance with any and all governmental laws, ordinances and regulations. The weight and dimensions of Tenant's Sign and Tenant's proposed method of attaching Tenant's Sign to the Building shall be subject to Landlord's approval, which approvals shall not be unreasonably withheld, conditioned or delayed. Any changes Tenant proposes to the Tenant's Sign shall be subject to Landlord's approval, not to be unreasonably withheld, conditioned or delayed. Without limiting the foregoing, Landlord may refuse to approve any sign that is not consistent with the architecture and general appearance of the Building and Project, will cause undue damage to the Building, or which is otherwise inconsistent with office building signage in similar buildings. Tenant shalt obtain, at its expense, all permits and approvals required for the installation of Tenant's Sign prior to the installation thereof (but shall not be permitted to seek any zoning or similar relief for Tenant's Sign without Landlord's consent, which may be withheld in Landlord's sole discretion), and shall keep all such permits and approvals in full force and effect throughout the term. Tenant acknowledges that Tenant's Sign shall be at Tenant's risk and Tenant shall perform all maintenance and repairs to Tenant's Sign required to keep it in good condition. The installation, repair, maintenance and removal of Tenant's Sign shall be subject to the applicable provisions of the Lease and Landlord's other reasonable requirements. Prior to the expiration or earlier termination of the term of this Lease, and upon any event pursuant to which the Sign Conditions cease to prevail, Tenant shall remove Tenant's Sign (and all associated hardware) from the Building and shall fill all holes and repair all damage caused by such removal. Notwithstanding any other provision of this Lease, Tenant's right to install and maintain Tenant's Sign shall not be assignable to any subtenant of Tenant. Landlord agrees that Landlord shall not permit another party to place sign larger than Tenant's Sign on the Building unless such party leases space in the Building and such space is larger than the Premises.

        5.    EARLY OCCUPANCY.    Notwithstanding anything to the contrary in the Lease (including, without limitation, Section 2.3 of the Lease), if Tenant occupies the Premises (or any portion thereof) for the conduct of Tenant's business (A) prior to June 1, 2007, then Tenant promises and agrees to pay Landlord, for such period, Basic Rent in the amount of (i) $27,804.58 per month and (ii) the monthly Estimated Component Charges and Taxes and (iii) the Estimated Monthly Utility Escrow Payment and/or (B) between June 1, 2007 and the Commencement Date, then Tenant promises and agrees to pay Landlord, for such period, (i) the monthly Estimated Component Charges and Taxes and (ii) the Estimated Monthly Utility Escrow Payment.

        6.    ACCESS TO PREMISES.    Subject to Building and Project security requirements, Tenant shall have access to the Premises 24 hours a day, 7 days a week.

        7.    JANITORIAL SERVICE.    Tenant shall have the right, following sixty (60) days prior written notice to Landlord, to contract separately for the janitorial service using a janitorial contractor approved by Landlord and, at such time, Landlord shall cease to provide janitorial service to the Premises and the Component Charges shall be reduced accordingly by Landlord.

EXHIBIT F-I- DETERMINATION OF MARKET RATE

attached to and made a part of Lease bearing the
Lease Reference Date of November 17, 2006 between
RREEF DOMAIN, LP, as Landlord and
CONVIO, INC., as Tenant

        Pursuant to the terms of Item 1of Exhibit F to the Lease. Market Rate shall be determined as follows:

          (i)    If Tenant provides Landlord with its notice of exercise of its option pursuant to Item 1 of Exhibit F to the Lease, then, Landlord shall calculate and inform Tenant of the Market Rate within thirty (30) days of receiving such notice. If Tenant rejects the Market Rate as calculated by Landlord, Tenant shall inform Landlord of its rejection within ten (10) days after Tenant's receipt of Landlord's calculation, and Landlord and Tenant shall commence negotiations to agree upon the Market Rate. If Tenant fails to timely reject Landlord's calculation of the Market Rate it will be deemed to have accepted such calculation. If Landlord and Tenant are unable to reach agreement within twenty-one (21) days after Landlord's receipt of Tenant's notice of rejection, then the Market Rate shall be determined in accordance with (ii) below.

          (ii)   If Landlord and Tenant are unable to reach agreement on the Market Rate within said twenty-one (21) day period, then within seven (7) days following the expiration of said twenty-one (21) day period, Landlord and Tenant shall each simultaneously submit to the other in a sealed envelope its good faith estimate of the Market Rate. If the higher of such estimates is not more than one hundred five percent (105%) of the lower, then the Market Rate shall be the average of the two. Otherwise, the dispute shall be resolved by arbitration in accordance with (iii) and (iv) below.

          (iii)  Within seven (7) days after the exchange of estimates, the parties shall select as an arbitrator an independent commercial real estate broker with at least ten (10) years of experience in leasing office space in the metropolitan area in which the Property is located (a "Qualified Broker"). if the parties cannot agree on a Qualified Broker, then within a second period of seven (7) days, each shall select a Qualified Broker and within ten (10) days thereafter the two appointed Qualified Brokers shall select a third Qualified Broker and the third Qualified Broker shall be the sole arbitrator. If one party shall fail to select a Qualified Broker within the second seven (7) day period, then the Qualified Broker chosen by the other party shall be the sole arbitrator.

          (iv)  Within twenty-one (21) days after submission of the matter to the arbitrator, the arbitrator shall determine the Market Rate by choosing whichever of the estimates submitted by Landlord and Tenant the arbitrator judges to be more accurate. The arbitrator shall notify Landlord and Tenant of its decision, which shall be final and binding. If the arbitrator believes that expert advice would materially assist him, the arbitrator may retain one or more qualified persons to provide expert advice. The fees of the arbitrator and the expenses of the arbitration proceeding, including the fees of any expert witnesses retained by the arbitrator, shall be paid by the party whose estimate is not selected. Each party shall pay the fees of its respective counsel and the fees of any witness called by that party.

F-1-1

EXHIBIT F-2—LOCATION OF MONUMENT SIGN

attached to and made a part of Lease bearing the
Lease Reference Date of November 17, 2006 between
RREEF DOMAIN, LP, as Landlord and
CONVIO, INC., as Tenant

F-2-1

EXHIBIT F-2- LOCATION OF MONUMENT SIGN

Site Plan
(partial)

RREEF Domain, LP
11400 Burnet Road
Austin, TX

41
7
10
8
4
The Premises
1
3
5
2
12
Sign Monument Location
NORTH
59

Initials

F-2-2